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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-229812

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 10, 2019

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 22, 2019)

LYB International Finance II B.V.

€                % Guaranteed Notes due 20

€                % Guaranteed Notes due 20

Fully and Unconditionally Guaranteed by

LyondellBasell Industries N.V.

          LYB International Finance II B.V., a private company with limited liability under the laws of The Netherlands and a wholly owned subsidiary of LyondellBasell Industries N.V., is offering €            aggregate principal amount of notes of the following series: €            of its         % guaranteed notes due 20    (the "20    notes") and €            of its        % guaranteed notes due 20    (the "20    notes" and, together with the 20    notes, the "notes"). Interest on each series of notes will accrue from                , 2019 and will be payable annually in arrears on                                     of each year, beginning                , 2020. The 20    notes will mature on                , 20    and the 20    notes will mature on                 , 20    .

          Payment of the principal, premium (if any), interest and any other amounts due on each series of notes is fully and unconditionally guaranteed by LyondellBasell Industries N.V.

          The notes and the guarantees will be the senior unsecured obligations of LYB International Finance II B.V. and LyondellBasell Industries N.V., respectively. The notes and the guarantees will rank (i) equally with all of the other existing and future senior unsecured indebtedness of LYB International Finance II B.V. and LyondellBasell Industries N.V., respectively, (ii) senior in right of payment to any future indebtedness of LYB International Finance II B.V. and LyondellBasell Industries, N.V. that is expressly subordinated to the notes and the guarantees, as applicable, and (iii) effectively subordinated to any future secured indebtedness of LYB International Finance II B.V. and LyondellBasell Industries, N.V., respectively, to the extent of the value of the collateral securing such indebtedness. In addition, the notes and the guarantees will be structurally subordinated to all existing and future liabilities of the subsidiaries of LYB International Finance II B.V. and LyondellBasell Industries, N.V. (other than LYB International Finance II B.V.). The indenture that governs the notes does not restrict the ability of LYB International Finance II B.V. or LyondellBasell Industries N.V., or their respective subsidiaries, to incur additional senior unsecured indebtedness.

          LYB International Finance II B.V. may redeem each series of notes, in whole or in part, at any time at the applicable redemption prices described beginning on page S-22. In addition, LYB International Finance II B.V. may redeem each series of notes, in whole but not in part, at any time at 100% of their principal amount upon the occurrence of certain tax events described in "Description of the Notes—Redemption for Changes in Taxes" in this prospectus supplement. If a change of control triggering event as described on page S-23 occurs, LYB International Finance II B.V. may be required to offer to purchase each series of notes from holders.

          Investing in the notes involves risks. You should carefully read the entire accompanying prospectus and this prospectus supplement and the documents incorporated by reference herein and therein, including the section entitled "Risk Factors," which begins on page S-10 of this prospectus supplement.

Per 20 Note	Total 20 Notes	Per 20 Note	Total 20 Notes

Public Offering Price(1)%	€	%	€

Underwriting discount %	€	%	€

Proceeds to us, before expenses(1)%	€	%	€

(1)
Plus accrued interest from                , 2019 if delivery of the notes occurs after that date.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Each series of notes is a new issue of debt securities. We intend to apply to list each series of notes on the Global Exchange Market of the Irish Stock Exchange plc trading as Euronext Dublin ("Euronext Dublin").

          The underwriters expect to deliver the notes to investors in book-entry form on or about                , 2019 under the New Safekeeping Structure (the "NSS") through Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (together, Euroclear and Clearstream are referred to herein as the "ICSDs"). Upon issuance, the notes will be represented by one or more global notes in registered form (the "Global Notes"), which are expected to be deposited with a common safekeeper ("Common Safekeeper") for Euroclear and Clearstream and registered in the name of a nominee of the Common Safekeeper.

          The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Joint Book-Running Managers

Citigroup	Deutsche Bank

The date of this prospectus supplement is                , 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and none of us can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of the date on the front cover of this prospectus supplement, but our business, financial condition or results of operations may have changed since that date.

S-i

 Alternate Settlement Cycle

        We expect delivery of the notes will be made against payment therefor on or about the delivery date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or during the next succeeding two business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of notes. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        This prospectus supplement and the accompanying prospectus relate to part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the notes. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in this prospectus supplement before making an investment decision.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        In this prospectus supplement, references to "U.S. dollars" and "$" are to U.S. currency, and references to "euro" and "€" are to the currency of the European Economic and Monetary Union. Unless otherwise indicated or unless the context requires otherwise, in this prospectus supplement the terms "we," "our" and "us" refer to LyondellBasell Industries N.V. ("LyondellBasell") and its consolidated subsidiaries, including, LYB International Finance II B.V. ("LYB International Finance II"). LYB International Finance II is the issuer of the notes and LyondellBasell is fully and unconditionally guaranteeing the payment of the principal, premium (if any), interest and any other amounts due on the notes.

MiFID II product governance/Professional investors and ECPs only target market

        Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of Sales to European Economic Area Retail Investors

        The notes offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as

S-iii

amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes offered hereby or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes offered hereby or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to prospective investors in the European Economic Area

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA that has implemented the Prospectus Regulation (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Regulation, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to the Prospectus Regulation or supplement a prospectus pursuant to the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.

Notice to prospective investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Order") or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "Relevant Person"). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

        This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 ("FSMA") by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us.

        The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

S-iv

 STABILIZATION

        In connection with the issue of the notes, Citigroup Global Markets Limited (the "Stabilizing Manager") (or persons acting on behalf of the Stabilizing Manager) may overallot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or overallotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

S-v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify our forward-looking statements by the words "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and similar expressions.

        We based forward-looking statements on our current expectations, estimates and projections of our business and the industries in which we operate. We caution you that these statements are not guarantees of future performance. They involve assumptions about future events that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. Our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

  •
  the cost of raw materials represents a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil, natural gas liquids and/or natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers due to the significant competition that we face, the commodity nature of our products and the time required to implement pricing changes;

  •
  our operations in the United States ("U.S.") have benefited from low-cost natural gas and natural gas liquids; decreased availability of these materials (for example, from their export or regulations impacting hydraulic fracturing in the U.S.) could reduce the current benefits we receive;

  •
  if crude oil prices fall materially, or decrease relative to U.S. natural gas prices, we would see less benefit from low-cost natural gas and natural gas liquids and it could have a negative effect on our results of operations;

  •
  industry production capacities and operating rates may lead to periods of oversupply and low profitability; for example, substantial capacity expansions are underway in the U.S. olefins industry;

  •
  we may face unplanned operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failures, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental incidents) at any of our facilities, which would negatively impact our operating results; for example, because the Houston refinery is our only refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

  •
  changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate could increase our costs, restrict our operations and reduce our operating results;

  •
  execution of our organic growth plans may be negatively affected by our ability to complete projects on time and on budget;

  •
  our growth depends on the opportunities available to acquire new businesses and assets and our ability to integrate them into our existing operations;

S-vi

  •
  uncertainties associated with worldwide economies could create reductions in demand and pricing, as well as increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty default;

  •
  the negative outcome of any legal, tax, and environmental proceedings or changes in laws or regulations regarding legal, tax, and environmental matters may increase our costs, reduce demand for our products, or otherwise limit our ability to achieve savings under current regulations;

  •
  any loss or non-renewal of favorable tax treatment under tax agreements or tax treaties, or changes in tax laws, regulations or treaties, may substantially increase our tax liabilities;

  •
  we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

  •
  we rely on continuing technological innovation, and an inability to protect our technology, or others' technological developments, could negatively impact our competitive position;

  •
  we have significant international operations, and fluctuations in exchange rates, valuations of currencies and our possible inability to access cash from operations in certain jurisdictions on a tax-efficient basis, if at all, could negatively affect our liquidity and our results of operations;

  •
  we are subject to the risks of doing business at a global level, including wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results;

  •
  increased regulation or deselection of plastic could lead to a decrease in demand growth for some of our products, which could negatively affect our operating results;

  •
  if we are unable to comply with the terms of our credit facilities, indebtedness and other financing arrangements, those obligations could be accelerated, which we may not be able to repay; and

  •
  we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses.

        Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

        All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-vii

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 regarding the securities we or our selling securityholders may offer from time to time. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding LyondellBasell, LYB International Finance II and the securities offered by this prospectus supplement, you should review the entire registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus supplement forms a part, including its exhibits and schedules, can be downloaded from the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement. We incorporate by reference in this prospectus supplement the following documents that LyondellBasell has previously filed with the SEC and any subsequent filings made by LyondellBasell with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) prior to the completion of the offering:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 21, 2019;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, as filed with the SEC on April 26, 2019 and August 2, 2019, respectively;

  •
  Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 9, 2019 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018); and

  •
  Current Reports on Form 8-K, as filed with the SEC on February 8, 2019, March 5, 2019, March 29, 2019 and May 31, 2019.

        You may request a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyb.com:

LyondellBasell Industries N.V.
4th Floor, One Vine Street
London, W1J0AH
The United Kingdom
Attn: Corporate Secretary
+44 (0) 207 220 2600

        Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

S-viii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the notes discussed under "Risk Factors" in this prospectus supplement and the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement, before making an investment decision.

 LyondellBasell Industries N.V.

        LyondellBasell is a global, independent chemical public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.

        We are one of the world's top independent chemical companies based on revenues. We participate globally across the petrochemical value chain and are an industry leader in many of our product lines. Our chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstocks into plastic resins and other chemicals. Our chemical products tend to be basic building blocks for other chemicals and plastics, while our plastic products are used in large volumes as well as smaller specialty applications. Our customers use our plastics and chemicals to manufacture a wide range of products that people use in their everyday lives including food packaging, home furnishings, automotive components, paints and coatings. Our refining business consists of our Houston refinery, which processes crude oil into refined products such as gasoline, diesel and jet fuel. We also develop and license chemical and polyolefin process technologies and manufacture and sell polyolefin catalysts.

        The executive offices of LyondellBasell are located at 4th Floor, One Vine Street, London, W1J 0AH, The United Kingdom. LyondellBasell's telephone number at that office is +44 (0) 207 220 2600, and its internet address is www.lyb.com. The address of LYB International Finance II is Delftseplein 27E, 3013AA Rotterdam, The Netherlands. Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

LYB International Finance II B.V.

        LYB International Finance II was incorporated as a private company with limited liability under the laws of The Netherlands on January 28, 2016 and is a wholly (100%) owned subsidiary of LyondellBasell. LYB International Finance II is a financing vehicle for LyondellBasell and its consolidated subsidiaries. LYB International Finance II has no independent operations, other than issuing debt, hedging such debt when appropriate and on-lending funds raised from such issuances to LyondellBasell and its consolidated subsidiaries and activities related thereto. LYB International Finance II will lend substantially all proceeds of its borrowings to LyondellBasell and its consolidated subsidiaries. LyondellBasell will fully and unconditionally guarantee the notes issued by LYB International Finance II as to payment of principal, premium (if any), interest and any other amounts due thereon.

Recent Developments

  Modified Dutch Auction Tender Offer

        On July 12, 2019, LyondellBasell purchased 35,144,596 of its ordinary shares pursuant to a "modified Dutch Auction" tender offer that it commenced on June 10, 2019 (the "Tender Offer"). The ordinary shares purchased represent approximately 9.5 percent of the ordinary shares outstanding as of

July 8, 2019. The ordinary shares were purchased at a price of $88.00 per share, for an aggregate cost of $3.09 billion, excluding fees and expenses of the Tender Offer. LyondellBasell funded the Tender Offer by (i) drawing $1,000 million under its three-year $4,000 million senior unsecured delayed draw term loan credit facility (the "$4,000 million Three Year Term Loan"), (ii) drawing $500 million under its U.S. accounts receivable facility (the "$900 million U.S. Receivable Facility") and (iii) issuing $1,280 million of unsecured, short-term promissory notes ("Commercial Paper"), with the remaining $313 million funded by operating cash.

 The Offering

        The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement and the "Description of Debt Securities" and "Description of Guarantees" sections of the accompanying prospectus contain a more detailed description of the terms of the notes and the guarantees.

Issuer	LYB International Finance II B.V.
Parent Guarantor	LyondellBasell Industries N.V.
Securities Offered	We are offering € aggregate principal amount of notes of the following series:
• € aggregate principal amount of % Guaranteed Notes due 20 ; and
• € aggregate principal amount of % Guaranteed Notes due 20 .
Guarantees	The notes will be fully and unconditionally guaranteed by LyondellBasell as to the payment of principal, premium (if any) and interest and any other amounts due on the notes.
Maturity Date	Unless redeemed prior to maturity as described below, the 20 notes will mature on , 20 , and the 20 notes will mature on , 20 .
Interest	Interest on the 20 notes and the 20 notes will accrue at the rate of % and % per year, respectively, payable annually in arrears on of each year, commencing , 2020.
Ranking
The notes and the guarantees will constitute senior unsecured obligations of LYB International Finance II and LyondellBasell, respectively, and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of LYB International Finance II and LyondellBasell, respectively, and will rank senior in right of payment to any future subordinated indebtedness that LYB International Finance II or LyondellBasell incurs, respectively. The notes and the guarantees will be effectively subordinated to any future secured indebtedness of LYB International Finance II and LyondellBasell, respectively, to the extent of the value of the collateral securing such obligation. In addition, the notes and the guarantees will be structurally subordinated to all existing and future liabilities of the subsidiaries of LYB International Finance II and LyondellBasell (other than LYB International Finance II).

As of June 30, 2019, LyondellBasell and its subsidiaries had approximately $10,402 million of indebtedness outstanding, and, on a pro forma basis after giving effect to the offering of the notes and the use of proceeds therefrom as set forth under "Use of Proceeds," would have had approximately $ million of indebtedness outstanding (in each case, excluding intercompany indebtedness and guarantees of indebtedness of joint ventures). LYB International Finance II has no outstanding secured indebtedness.

As of June 30, 2019, LyondellBasell's subsidiaries (other than LYB International Finance II) had approximately $5,566 million of indebtedness, including approximately (i) $2,446 million of unsecured indebtedness of LYB International Finance B.V. ("LYB International Finance") and $2,000 million of unsecured indebtedness of LYB Americas Finance Company LLC ("LYB Americas Finance") and (ii) approximately $128 million of secured indebtedness outstanding (in each case, excluding intercompany indebtedness and guarantees of indebtedness of joint ventures), that would rank structurally senior to the notes with respect to the assets of such subsidiaries. At June 30, 2019, LYB International Finance II had approximately $1,873 million of unsecured indebtedness. LYB Americas Finance, LYB International Finance and LYB International Finance II are finance subsidiaries of LyondellBasell with no significant assets of their own other than their intercompany loans advancing the proceeds of the existing guaranteed notes issued by LYB Americas Finance, LYB International Finance and LYB International Finance II, respectively. The existing series of notes of LYB Americas Finance, LYB International Finance and LYB International Finance II are each guaranteed by LyondellBasell but not by any of LyondellBasell's subsidiaries.

Optional Redemption	LYB International Finance II may elect to redeem and repay any or all of the notes of either series at any time and from time to time prior to maturity, in minimum principal amounts of €100,000 or any integral multiple of €1,000 in excess thereof. If LYB International Finance II elects to redeem and repay the 20 notes prior to , 20 ( months prior to the maturity date (the "20 Par Call Date")) or the 20 notes prior to , 20 ( months prior to the maturity date (the "20 Par Call Date")), LYB International Finance II will pay an amount equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the 20 notes to be redeemed matured on the 20 Par Call Date or the 20 notes to be redeemed matured on the 20 Par Call Date, as applicable (in each case, exclusive of interest accrued to the date of redemption), discounted to the date of redemption on an annual basis (as computed using the Actual/Actual (ICMA) payment convention) at the Comparable Government Bond Rate (as defined in "Description of the Notes—Optional Redemption" in this prospectus supplement) plus basis points in the case of the 20 notes or basis points in the case of the 20 notes.

If LYB International Finance II elects to redeem and repay the 20 notes on or after the 20 Par Call Date or the 20 notes on or after the 20 Par Call Date, LYB International Finance II will pay an amount equal to 100% of the principal amount of such series of notes redeemed. LYB International Finance II will pay accrued interest on the notes redeemed to, but excluding, the redemption date. See "Description of the Notes—Optional Redemption" in this prospectus supplement.
Redemption for Changes in Taxes
LYB International Finance II may elect to redeem each series of notes in whole but not in part, at its option, in the event of certain changes in tax law that would require the issuer or the guarantor to pay additional amounts in respect of the series of notes or the guarantee of such series of notes (as defined in "Description of the Notes—Additional Amounts" in this prospectus supplement) to holders of such notes in respect of withholding taxes that cannot be avoided by taking reasonable measures available to it, at a price equal to 100% of the principal amount of the applicable series of notes plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See "Description of the Notes—Redemption for Changes in Taxes" in this prospectus supplement.

Additional Amounts	Subject to certain exceptions and limitations, LYB International Finance II or LyondellBasell will pay such additional amounts (as defined in "Description of the Notes—Additional Amounts" in this prospectus supplement) in respect of the series of notes or the guarantee of each series of notes as may be necessary so that the aggregate net amount received by each holder of such series of notes after all withholding or deductions, if any, will not be less than the amount the holder would have received in respect of payments under the series of notes or the guarantee of such series of notes in the absence of such withholding or deduction. See "Description of the Notes—Additional Amounts" in this prospectus supplement.
Currency of Payment
All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See "Risk Factors" and "Description of the Notes—Issuance in Euro" in this prospectus supplement.
Change of Control Offer
If a change of control triggering event occurs with respect to a series of notes, except to the extent LYB International Finance II has exercised its right to redeem such notes, holders of notes of such series may require LYB International Finance II to repurchase all or a portion of such holders' notes of such series at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to, but excluding, the date of repurchase. See "Description of the Notes—Change of Control Offer" in this prospectus supplement.
Certain Covenants
LYB International Finance II will issue the notes under the indenture with LyondellBasell, the guarantor, and Deutsche Bank Trust Company Americas, the trustee. The indenture, among other things, restricts our ability to:
• create, incur or assume debt secured by liens;
• enter into certain sale and lease-back transactions; and
• enter into consolidations, mergers or sales of all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which are described in "Description of the Notes—Certain Covenants" in this prospectus supplement.

Listing	Each series of notes is a new issue of debt securities with no established trading market. We intend to apply to list each series of notes on the Global Exchange Market of Euronext Dublin. However, we are not obligated to list the notes on the Global Exchange Market of Euronext Dublin or any other trading market. Furthermore, if listed, we may discontinue such listing at any time in our discretion without notice to the holders of the notes.
Form and Denominations
LYB International Finance II will issue each series of notes in the form of one or more fully registered global securities, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Global Notes will be delivered to the Common Safekeeper.
Eurosystem Eligibility	The notes are intended to be held in a manner which will allow

Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.
Use of Proceeds
We estimate that the net proceeds of this offering will be approximately € million (after deducting underwriting discounts and estimated offering expenses). We intend to use the net proceeds from the sale of the notes to repay (i) the $1,000 million of indebtedness outstanding under the $4,000 million Three Year Term Loan and (ii) a portion of our outstanding short term debt, including Commercial Paper. See "Use of Proceeds."
Separate Series / Additional Issuances
The terms of the 20 notes and the 20 notes will be identical, except as set forth in this prospectus supplement. The 20 notes and 20 notes will each constitute a separate series of notes under the indenture relating to the notes. Each such series will be separate from any other series of debt securities that may be issued from time to time in the future under the indenture.
The issuance of each of the 20 notes and the 20 notes is not conditioned on the issuance of the other series of notes.

LYB International Finance II may, without the consent of the holders of the notes of either series, create and issue additional notes ranking identical to the notes of each series described in this prospectus supplement in all respects except for the issue date, the public offering price, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such additional notes. Any such additional notes, together with the relevant series of notes offered hereby, will constitute a single series of securities under the indenture relating to the notes of such series.
Governing Law	State of New York.
Trustee, Registrar and Paying Agent	Deutsche Bank Trust Company Americas at 60 Wall Street, 24th Floor, New York, NY 10005.
Risk Factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for factors you should consider before deciding to invest in the notes.
Conflict of Interests
Certain of the underwriters or their affiliates are lenders or agents under the $4,000 million Three Year Term Loan, and may receive a portion of the net proceeds of this offering used to repay outstanding borrowings under the $4,000 million Three Year Term Loan. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates). The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a "conflict of interest" under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated. See "Use of Proceeds" and "Underwriting (Conflicts of Interest)."

Summary Historical Financial Data

        The following summary historical financial data of LyondellBasell should be read in conjunction with the consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference herein. See "Where You Can Find More Information." The summary historical financial data of LyondellBasell as of and for the years ended December 31, 2018 and 2017 were derived from its audited consolidated financial statements and the data as of and for the six months ended June 30, 2019 and 2018 were derived from its unaudited consolidated financial statements.

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
	(in millions of dollars, except per share data)
Results of operations data:
Sales and other operating revenues	$17,826	$19,973	$39,004	$34,484
Operating income(a)	2,194	3,120	5,231	5,460
Income from continuing operations(a)(b)(c)	1,823	2,886	4,698	4,895
Earnings per share from continuing operations:
Basic	4.90	7.34	12.06	12.28
Diluted	4.89	7.33	12.03	12.28
Balance sheet data (as of period end):
Total current assets	11,088	12,349	10,566	11,738
Total assets	31,171	27,023	28,278	26,206
Total current liabilities	7,538	5,451	5,513	4,777
Total long-term debt(d)	7,590	8,464	8,502	8,551
Total equity	10,743	10,603	10,280	8,950

(a)
Operating income and Income from continuing operations in the first six months of 2019 include charges totaling $35 million ($27 million, after tax) for acquisition-related transaction and integration costs associated with our acquisition of A. Schulman Inc. In 2018 include charges totaling $73 million ($57 million, after tax) for acquisition-related transaction and integration costs associated with our acquisition of A. Schulman Inc. and a pre-tax gain of $36 million ($34 million, after tax) on the sale of our carbon black subsidiary in France. In 2017, we had a pre-tax gain of $108 million ($103 million, after tax) on the sale of our 27% interest in Geosel, a joint venture in France; a pretax gain of $31 million ($20 million, after tax) on the sale of property in Lake Charles, Louisiana; and a pre-tax, non-cash gain of $21 million ($14 million, after tax) related to the elimination of an obligation associated with a lease.

(b)
Interest expense and Income from continuing operations in 2017 included pre-tax charges of $113 million ($106 million, after tax) related to the redemption of $1,000 million aggregate principal amount of our then outstanding 5% senior notes due 2019.

(c)
Income from continuing operations in 2018 includes a $358 million benefit related to $299 million of previously unrecognized tax benefits and the release of $59 million of associated accrued interest. In 2017, it included an $819 million non-cash tax benefit related to the lower federal income tax rate resulting from the enactment of the U.S. Tax Cuts and Jobs Act.

(d)
Includes current maturities of long-term debt.

RISK FACTORS

        An investment in the notes involves risk. You should carefully consider the following risks as well as the other information included or incorporated by reference in this prospectus supplement, including our financial statements and related notes, before investing in the notes. In addition to the risk factors set forth below, please read the information included or incorporated by reference under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of our securities, including the notes, could decline and you may lose all or part of your investment.

 Risks Related to the Company

        For a discussion of certain risks related to our business and industries, see "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 incorporated by reference herein.

Risks Related to the Notes

The notes and the guarantees will be effectively subordinated to all liabilities of LyondellBasell's subsidiaries, other than LYB International Finance II.

        The notes and the guarantees will be structurally subordinated to indebtedness and other liabilities of LyondellBasell's subsidiaries, other than those of LYB International Finance II. In the event of a bankruptcy, insolvency, liquidation, dissolution or reorganization of any of LyondellBasell's subsidiaries, those subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to LyondellBasell.

        The notes will not be guaranteed by any of LyondellBasell's subsidiaries. LyondellBasell's subsidiaries are separate and distinct legal entities and, other than LYB International Finance II, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available for such purposes. Therefore, whether by dividends, loans, distributions or other payments, any right that LyondellBasell has to receive any assets of any of its subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries, if any.

        As of June 30, 2019, LyondellBasell's subsidiaries (other than LYB International Finance II) had approximately $5,566 million of indebtedness, including (i) approximately $2,446 million of unsecured indebtedness of LYB International Finance and approximately $2,000 million of unsecured indebtedness of LYB Americas Finance and (ii) approximately $128 million of secured indebtedness, outstanding (excluding in each case intercompany indebtedness and guarantees of indebtedness of joint ventures), that would rank structurally senior to the notes with respect to the assets of such subsidiaries. In addition, LYB International Finance II had approximately $1,873 million of unsecured indebtedness. LYB Americas Finance, LYB International Finance and LYB International Finance II are finance subsidiaries of LyondellBasell with no significant assets of their own other than their intercompany loans advancing the proceeds of the existing guaranteed notes issued by LYB Americas Finance, LYB International Finance and LYB International Finance II, respectively. The existing series of notes of LYB Americas Finance, LYB International Finance and LYB International Finance II are each guaranteed by LyondellBasell but not by any of LyondellBasell's subsidiaries. Subject to the limits in any applicable indentures or other agreements, LyondellBasell's subsidiaries may incur more debt, and those indentures and other agreements do not limit the incurrence of liabilities that are not indebtedness such as, for example, contractual obligations and unfunded pension liabilities.

LYB International Finance II's ability to satisfy its obligations in respect of the notes is dependent on LyondellBasell and LyondellBasell's other subsidiaries.

        LYB International Finance II is a financing vehicle for LyondellBasell and its consolidated subsidiaries and its primary business is the raising of money for the purpose of on-lending to LyondellBasell and its consolidated subsidiaries. LYB International Finance II's ability to satisfy its obligations in respect of the notes will depend on payments made to LYB International Finance II by LyondellBasell and its consolidated subsidiaries in respect of loans and advances made by LYB International Finance II.

LyondellBasell is a holding company and depends upon cash distributions from its subsidiaries to meet its financial obligations.

        As a holding company, LyondellBasell conducts its operations through its operating subsidiaries, and its only significant assets are the capital stock of its subsidiaries. Accordingly, its ability to meet its financial obligations, including its obligations under the guarantees, depends upon the ability of its subsidiaries to make cash distributions to it. Any of its subsidiaries' declaration of bankruptcy, liquidation, reorganization or acceleration of the payment of any part of their indebtedness or other liabilities could materially adversely affect their ability to make cash distributions to LyondellBasell. Additionally, the ability of LyondellBasell's subsidiaries to make distributions to it is, and will continue to be, restricted by, among other limitations, applicable provisions of federal and state law and contractual provisions. Any inability of LyondellBasell's subsidiaries to make dividends or distributions to it, whether by reason of financial difficulties or other restrictions, could have a material adverse effect on its ability to service and repay its indebtedness, and meet its financial obligations, including under the guarantees.

The notes and the guarantees will be unsecured and effectively subordinated to LYB International Finance II's and LyondellBasell's and secured debt, respectively.

        The notes and the guarantees will be LYB International Finance II's and LyondellBasell's general unsecured obligations, respectively, and will rank pari passu in right of payment with all their respective existing and future senior unsecured indebtedness. As of June 30, 2019, each of LyondellBasell and LYB International Finance II had no outstanding secured indebtedness (although other subsidiaries of LyondellBasell had $128 million of secured indebtedness outstanding as of such date). The notes and guarantees will rank effectively junior in right of payment to any future secured indebtedness of LYB International Finance II and LyondellBasell, respectively, to the extent of the value of the collateral therefor. If LyondellBasell or LYB International Finance II is declared bankrupt, becomes insolvent or is liquidated or reorganized, or the payment of any part of its indebtedness is accelerated, any of its future secured indebtedness will be entitled to be paid in full from its assets securing that indebtedness before any payment may be made with respect to the notes or the guarantees, as applicable. Holders of the notes will participate ratably in the remaining assets with all holders of LYB International Finance II's or LyondellBasell's unsecured indebtedness, as applicable, that does not rank junior to the notes or the guarantees, including all of their other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes or the guarantees. As a result, holders of the notes and guarantees would likely receive less, ratably, than holders of secured indebtedness.

        The covenants under the indenture that governs the notes will permit substantial amounts of additional secured indebtedness to be incurred by LyondellBasell and its subsidiaries, including LYB International Finance II.

Federal, state and foreign statutes allow courts, under specific circumstances, to void the notes and the guarantees.

        The issuance of the notes and the guarantees may be subject to review under federal, state and foreign fraudulent transfer and conveyance statutes. While the relevant laws may vary from jurisdiction to jurisdiction, under such laws the issuance or guarantees of the notes would generally be a fraudulent conveyance if (1) LYB International Finance II issued the notes or LyondellBasell provided the guarantees with the actual intent of hindering, delaying or defrauding creditors or (2) LYB International Finance II or LyondellBasell, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or guarantees, as applicable, and, in the case of (2) only, one of the following is also true:

  •
  LYB International Finance II or LyondellBasell was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

  •
  the issuance of the notes or the guarantees left LYB International Finance II or LyondellBasell, respectively, with an unreasonably small amount of capital to carry on its business; or

  •
  LYB International Finance II or LyondellBasell intended to, or believed that it would, incur debts beyond its ability to pay as they mature or become due.

        If a court were to find that the issuance of the notes or the guarantees was a fraudulent conveyance, the court could void the payment obligations under the notes or the guarantees or subordinate the notes or the guarantees to presently existing and future indebtedness of LYB International Finance II or LyondellBasell, or require the holders of the notes to repay any amounts received. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes.

        To the extent that the proceeds from this offering of notes are used to refinance debt incurred to repurchase LyondellBasell's ordinary shares, a court could conclude that the notes were issued for less than reasonably equivalent value or fair consideration.

        Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not LYB International Finance II or LyondellBasell was solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes or the guarantees would not be subordinated to any of LyondellBasell's other debt.

There are limited covenants in the indenture that governs the notes.

        The indenture that governs the notes contains limited covenants, including those restricting our ability to incur secured indebtedness, enter into certain sale and lease-back transactions or enter into consolidations, mergers or sales of all or substantially all of our assets. The restrictions on secured indebtedness and sale and lease-back covenants will contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See "Description of Debt Securities—Restrictive Covenants" in the accompanying prospectus. In light of these exceptions, holders of the notes may be effectively subordinated to holders of secured indebtedness.

The terms of the indenture that governs the notes may restrict our ability to respond to changes or to take certain actions.

        The indenture that governs the notes contains restrictive covenants that may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

  •
  incur secured indebtedness;

  •
  enter into certain sale and lease-back transactions; or

  •
  enter into certain consolidations, mergers, or sales of all or substantially all of our assets.

        A breach of the covenants under our indentures or other debt and credit arrangements could result in an event of default under the applicable indebtedness. Any such default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under LyondellBasell's credit facilities would permit the lenders thereunder to terminate all commitments to extend further credit under the applicable facilities. In the event our lenders or holders of our notes accelerate the repayment of our borrowings, we cannot assure you that we would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

  •
  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our plans.

Insolvency laws of jurisdictions outside of the U.S. may preclude holders of the notes from recovering payments due on the notes.

        Each of LYB International Finance II and LyondellBasell is organized under the laws of The Netherlands. The insolvency laws of The Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar.

U.S. investors in the notes may have difficulties enforcing certain civil liabilities.

        LyondellBasell and LYB International Finance II are organized under the laws of The Netherlands. We will agree, in accordance with the terms of the indenture under which the notes and guarantees will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the guarantees brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for securityholders to enforce judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws against certain of our assets. A judgment of a U.S. court based solely upon civil liability under those laws may be unenforceable outside of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in jurisdictions outside of the U.S.

LYB International Finance II may not be able to fulfill its repurchase obligations in the event of a change of control triggering event.

        Upon the occurrence of a change of control triggering event, as defined herein, each holder of the outstanding notes of each series will have the right to require LYB International Finance II to repurchase all or a portion of that holder's outstanding notes of such series at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the repurchase date. Additionally, such events would constitute a change of control event under the existing guaranteed notes and may also constitute a change of control event or an event of default under our other indebtedness and credit facilities and arrangements. Further, LYB International Finance II's failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture that governs the notes. See "Description of the Notes—Change of Control Offer." The source of funds for any required purchases of the notes will be our available cash or cash generated from LyondellBasell's subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. LYB International Finance II may not be able to repurchase tendered and not withdrawn notes upon a change of control triggering event because we may not have sufficient financial resources. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms, or at all. Further, LYB International Finance II's ability to repurchase tendered and not withdrawn notes upon a change of control triggering event may be limited by law. In order to avoid LYB International Finance II's repurchase obligations upon a change of control triggering event and any related repurchase obligations, events of default and potential breaches under our other debt arrangements, we may be discouraged from entering into certain change of control transactions that would otherwise be beneficial to us.

        In addition, certain important corporate events, such as leveraged recapitalizations, or the disposition of a "disposed group" (as defined in the accompanying prospectus under the caption "Description of Debt Securities—Limitation on Mergers and Consolidations"), may not under the notes of a series constitute a "change of control triggering event" that would require LYB International Finance II to repurchase the notes of such series, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes of such series. See "Description of the Notes—Change of Control Offer."

        The definition of change of control in the notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes of a series to require LYB International Finance II to repurchase the notes of such series as a result of a sale of less than all our assets to another person may be uncertain.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the notes or to us could cause the liquidity or market value of the notes to decline.

        We and the notes have been rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. Any rating so assigned may be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, circumstances relating to the basis of the rating, such as adverse change to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

There is no established trading market for the notes and one may not develop.

        There is currently no established trading market for the notes or trading history and an active market may not develop. If an active market does develop such market may cease at any time. We intend to apply to list each series of notes on the Global Exchange Market of Euronext Dublin. We have no obligation to list either series of notes and we may discontinue such listing at any time in our discretion without notice to the holders. Further, no assurance can be made that such application will be approved. As a result, you may not be able to resell your notes for an extended period of time, if at all. Consequently, your lenders may be reluctant to accept the notes as collateral for loans. In addition, in response to prevailing interest rates and market conditions generally or other factors referred to in the section entitled "Cautionary Statement Regarding Forward-Looking Statements," the notes could trade at a price higher or lower than their initial offering price and you may not be able to liquidate your investment in the notes.

We expect that the trading price of the notes will be significantly affected by changes in the interest rate environment and our credit quality, each of which could change substantially at any time.

        We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

        If interest rates, or expected future interest rates, rise during the term of the notes, the trading price of the notes will likely decrease. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

        Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality and any ratings assigned to us or our debt. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional indebtedness or repurchasing LyondellBasell's ordinary shares, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes. Furthermore, a downgrade of our senior unsecured credit ratings could adversely affect our access to capital markets and our cost of borrowing and result in more restrictive covenants in future debt agreements.

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

        The initial investors in the notes will be required to pay for the notes in euro. Neither we, the trustee for the notes, nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.

        All payments of interest on and the principal of the notes and any redemption payment for the notes will be made in euro. An investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

        If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

        The indenture and the notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

        In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

        The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The Global Notes are held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.

        The notes will be represented by the Global Notes which will be held under the NSS with a Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances described in the Global Notes, investors will not be entitled to receive definitive notes in exchange for interests in the Global Notes. While the notes are represented by the Global Notes, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

        We will discharge our payment obligations under the notes by making payments to or to the order of the Common Safekeeper for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in the Global Notes must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Notes.

        Holders of beneficial interests in the Global Notes will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

USE OF PROCEEDS

        We estimate the net proceeds from this offering will be approximately €             million (after deducting underwriting discounts and estimated offering expenses).

        We intend to use the net proceeds from the sale of the notes to repay (i) the $1,000 million of indebtedness outstanding under the $4,000 million Three Year Term Loan and (ii) a portion of our outstanding short term debt, including Commercial Paper. As of June 30, 2019, after giving effect to the Tender Offer, we had $1,000 million in aggregate principal amount of borrowings outstanding under the $4,000 million Three Year Term Loan and $1,280 million of outstanding Commercial Paper. The current interest rate on borrowings under the $4,000 million Three Year Term Loan and the Commercial Paper is 3.354% and 2.37%, respectively.

        We used the borrowings under our $4,000 million Three Year Term Loan and proceeds from the Commercial Paper to partially fund the Tender Offer.

        Certain of the underwriters or their affiliates are lenders or agents under the $4,000 million Three Year Term Loan, and may receive a portion of the net proceeds of this offering used to repay borrowings outstanding under the $4,000 million Three Year Term Loan. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates). The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a "conflict of interest" under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated. See "Underwriting (Conflicts of Interest)."

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019 (i) on an actual basis, (ii) on an adjusted basis to give effect to the Tender Offer, with an aggregate cost of $3.09 billion, excluding fees and expenses, which was funded by (A) $1,000 million draw under LyondellBasell's $4,000 million Three Year Term Loan, (B) $500 million draw under LyondellBasell's $900 million U.S. Receivables Facility, (C) issuance of $1,280 million of Commercial Paper (D) $313 million in operating cash, and (iii) on an as further adjusted basis to give effect to the consummation of the offering and the use of proceeds therefrom as described in "Use of Proceeds." This table should be read with LyondellBasell's consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in LyondellBasell's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which are incorporated in this prospectus supplement by reference.

	As of June 30, 2019
	Actual	As Adjusted	As Further Adjusted
	Millions of dollars
Cash and cash equivalents and restricted cash(1)	$1,308	$341		$341

Debt, including current maturities:
$2,000 million 364-Day Term Loan	$2,000	$2,000		$2,000
$2,500 million Senior Revolving Credit Facility	—	—		—
$4,000 million Three Year Term Loan	—	1,000
$900 million U.S. Receivables Facility	—	500		500
Short-term debt(2)	812	1,411
Current maturities of long-term debt	4	4		4
% Guaranteed Notes due 20 offered hereby(3)	—	—
% Guaranteed Notes due 20 offered hereby(3)	—	—
6.0% Senior Notes due 2021(4)	996	996		996
1.875% Guaranteed Notes due 2022(3)(5)	852	852		852
4.0% Guaranteed Notes due 2023(6)	743	743		743
5.75% Senior Notes due 2024(7)	994	994		994
8.1% Guaranteed Notes due 2027	300	300		300
5.25% Guaranteed Notes due 2043(8)	723	723		723
4.875% Guaranteed Notes due 2044(9)	980	980		980
4.625% Senior Notes due 2055(10)	973	973		973
3.5% Guaranteed Notes due 2027(11)	1,021	1,021		1,021
Other long-term debt	4	4		4

Total debt, including current maturities:	10,402	12,501
Noncontrolling interests	22	22		22
Total LyondellBasell share of stockholders' equity	10,721	10,721		10,721

Total capitalization	$21,145	$23,244	$

(1)
Includes $29 million of restricted cash.

(2)
Includes $681 million of Commercial Paper outstanding as of June 30, 2019, and as adjusted, $1,280 million of Commercial Paper outstanding as of June 30, 2019.

(3)
Based on the euro/U.S. dollar exchange rate of €1.00=U.S. $            as of September     , 2019 as published by Bloomberg L.P. and net of $             million of unamortized discount and

  $             million of unamortized debt issuance cost. Issued by LYB International Finance II. Guaranteed by LyondellBasell.

(4)
Includes $4 million of unamortized debt issuance cost.

(5)
Includes a negative $2 million cumulative fixed-for-floating interest rate swap adjustment, $1 million of unamortized discount and $2 million of unamortized debt issuance cost. Issued by LYB International Finance II. Guaranteed by LyondellBasell.

(6)
Includes $4 million of unamortized discount and $3 million of unamortized debt issuance cost. Issued by LYB International Finance. Guaranteed by LyondellBasell.

(7)
Includes $6 million of unamortized debt issuance cost.

(8)
Includes $20 million of unamortized discount and $7 million of unamortized debt issuance cost. Issued by LYB International Finance. Guaranteed by LyondellBasell.

(9)
Includes $11 million of unamortized discount and $9 million of unamortized debt issuance cost. Issued by LYB International Finance. Guaranteed by LyondellBasell.

(10)
Includes $16 million of unamortized discount and $11 million of unamortized debt issuance cost.

(11)
Includes a negative $36 million cumulative fixed-for-floating interest rate swap adjustment, $8 million of unamortized discount and $7 million of unamortized debt issuance cost. Issued by LYB International Finance II. Guaranteed by LyondellBasell.

DESCRIPTION OF THE NOTES

        The notes will be issued under and pursuant to an indenture dated as of March 2, 2016 (the "base indenture") among LYB International Finance II, as issuer, LyondellBasell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by a supplemental indenture to be dated as of                , 2019 between LYB International Finance II, as issuer, LyondellBasell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the "supplemental indenture" and together with the base indenture, the "indenture"). The notes will be issued pursuant to the supplemental indenture, or a resolution of LYB International Finance II's managing board, and an accompanying officer's certificate, in either case, setting forth the specific terms applicable to each series of notes.

        This description of the notes is intended to be an overview of the material provisions of the notes and is intended to supplement, and to the extent of any inconsistency replace, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which we refer you. Since this description of the notes is only a summary, you should refer to the indenture and the notes, forms of which have been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, for a complete description of the obligations of the issuer and the guarantor under the notes, the guarantees and the indenture and your rights as a holder of the notes.

        The 20    Notes.    The 20    notes will:

  •
  constitute a new series of debt securities issued under the indenture and will be initially limited to an aggregate principal amount of €            ; and

  •
  mature on                , 20    .

        The 20    Notes.    The 20    notes will:

  •
  constitute a new series of debt securities issued under the indenture and will be initially limited to an aggregate principal amount of €            ; and

  •
  mature on                , 20    .

        The 20    notes and the 20    notes each constitute a separate series of debt securities under the indenture.

        The Notes.    Each series of notes will:

  •
  be the general unsecured, senior obligations of LYB International Finance II;

  •
  be fully and unconditionally guaranteed by LyondellBasell;

  •
  not be entitled to the benefit of any sinking fund;

  •
  be initially issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof; and

  •
  be issued in book-entry form, the Global Notes deposited with the Common Safekeeper for the accounts of Clearstream and Euroclear (each as defined below) and issued to and registered in the name of the nominee of the Common Safekeeper. See "—Book-Entry; Delivery and Form; Global Notes."

        Interest on the notes.    Interest on the notes will:

  •
  accrue at the rate of        % per annum in the case of the 20    notes and        % per annum in the case of the 20    notes;

  •
  accrue from                , 2019 or the most recent interest payment date;

  •
  be payable in cash annually in arrears on                of each year, beginning on                , 2020;

  •
  be payable to holders of record on the Clearing System Business Day immediately preceding the related interest payment date; and

  •
  be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period (or from the issue date of the notes if no interest has been paid on the notes) to, but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Markets Association.

        "Clearing System Business Day" means Monday to Friday, except December 25 and January 1.

Issuance in Euro

        Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

        As of September     , 2019, the euro/U.S. dollar exchange rate was €1.00 = U.S.$            , as published by Bloomberg L.P.

        The notes and the securities of any other series under the indenture will vote together as a single class in many circumstances. To the extent that any other securities are issued under the indenture and denominated in a currency other than euro, the principal amount of the notes and such other securities for purposes of any act, consent or waiver under the indenture shall be determined as the dollar equivalent thereof, converted based on the spot rate (as determined by LYB International Finance II in its discretion) at 11:00 a.m. New York City time on the Business Day (as defined under "—Optional Redemption") before the record date for such act, waiver or consent (or, if there is no such record date, the date when such act, consent or waiver is taken).

Ranking

        The notes and the guarantees will constitute senior unsecured obligations of LYB International Finance II and LyondellBasell, respectively, and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of LYB International Finance II and LyondellBasell, respectively, and will rank senior in right of payment to any future subordinated indebtedness that LYB international Finance II or LyondellBasell incurs, respectively. The notes and the guarantees will be effectively subordinated to any future secured indebtedness of LYB International Finance II and LyondellBasell, respectively, to the extent of the value of the collateral securing such obligation. In addition, the notes will be structurally subordinated to all existing and future liabilities of the subsidiaries of LYB International Finance II and LyondellBasell (other than LYB International Finance II).

        At June 30, 2019, LyondellBasell had approximately $10,402 million of indebtedness outstanding, including approximately $7,439 million of indebtedness outstanding of its subsidiaries (including approximately $2,446 million of unsecured indebtedness of LYB International Finance, approximately $1,873 million of unsecured indebtedness of LYB International Finance II and approximately $2,000 million of unsecured indebtedness of LYB Americas Finance) and on a pro forma basis after giving effect to the offering of the notes (and the use of proceeds therefrom), would have had approximately $             million of indebtedness outstanding (in each case, excluding intercompany indebtedness and guarantees of indebtedness of joint ventures). LYB International Finance and LYB International Finance II are finance subsidiaries of LyondellBasell with no significant assets of their own other than their intercompany loans advancing the proceeds of the existing guaranteed notes issued by LYB International Finance and LYB International Finance II, respectively. The existing series of notes of LYB International Finance and LYB International Finance II are each guaranteed by LyondellBasell but not by any of LyondellBasell's subsidiaries. At June 30, 2019, LyondellBasell had no secured indebtedness, although subsidiaries of LyondellBasell had approximately $128 million of outstanding secured indebtedness as of such date.

        We will be permitted under the indenture to issue substantial amounts of additional indebtedness in the future.

Optional Redemption

        Prior to the 20    Par Call Date and the 20    Par Call Date, the 20    notes and the 20    notes, respectively, will be redeemable and repayable, at LYB International Finance II's option, at any time in whole, or from time to time in part, at a price equal to the greater of:

  •
  100% of the principal amount of the notes of such series to be redeemed; and

  •
  with respect to the 20    notes, the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed that would be due if such notes matured on the 20    Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (Actual/Actual (ICMA)) at the Comparable Government Bond Rate plus                basis points, or

  •
  with respect to the 20    notes, the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed that would be due if such notes matured on the 20    Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (Actual/Actual (ICMA)) at the Comparable Government Bond Rate plus                basis points;

plus, accrued and unpaid interest to, but excluding, the date of redemption.

        On or after the 20    Par Call Date (with respect to the 20    notes) and the 20    Par Call Date (with respect to the 20    notes), such notes will be redeemable and repayable, at LYB International Finance II's option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but excluding, the date of redemption.

        Notes called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes of a series will state, among other things, the amount of notes of such series to be redeemed, the redemption date, the redemption price or, if not ascertainable, the manner of determining the redemption price and the place(s) that payment will be made upon presentation and surrender of notes to be redeemed. Unless LYB International Finance II or LyondellBasell defaults in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. Notes called for redemption will be redeemed and repaid in principal amounts of €10,000 or any integral multiple of €1,000 in excess thereof. If less than all the notes of a series are redeemed at any time, the trustee will select the notes of such series to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate.

        For purposes of determining the optional redemption price, the following definitions are applicable:

        "20    Par Call Date" means                , 20     (            months prior to the maturity date of the 20    notes).

        "20    Par Call Date" means                , 20     (            months prior to the maturity date of the 20    notes).

        "Business Day" means each day which is not a Legal Holiday (as defined below).

        "Comparable Government Bond Rate" means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11: 00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by LYB International Finance II.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by LYB International Finance II, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, calculated as if the maturity date of such notes were the 20    Par Call Date (with respect to the 20    notes) or the 20    Par Call Date (with respect to the 20    notes), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by LYB International Finance II, determine to be appropriate for determining the Comparable Government Bond Rate.

        "Legal Holiday" means a Saturday, Sunday or other day on which the trustee, registrar and paying agent or banking institutions are not required by law or regulation to be open in the State of New York or London and, for any place of payment outside of New York City or London, in such place of payment, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, does not operate.

        Except as set forth above and below under "—Redemption for Changes in Taxes," the notes will not be redeemable by LYB International Finance II prior to maturity and will not be entitled to the benefit of any sinking fund.

Defeasance

        The notes will be subject to legal defeasance and to covenant defeasance as provided under "Description of Debt Securities—Defeasance" in the accompanying prospectus.

Change of Control Offer

        If a change of control triggering event occurs with respect to a series of notes, unless LYB International Finance II has exercised its option to redeem the notes of such series as described above, each holder of outstanding notes of such series will have the right to require LYB International Finance II to make an offer (a "change of control offer") to repurchase all or any portion (equal to €

100,000 or an integral multiple of €1,000 in excess thereof) of that holder's notes of such series, on the terms set forth in such notes. In a change of control offer, LYB International Finance II will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased (a "change of control payment"), plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase, subject to the right of holders of record on the applicable record date to receive interest due on the next interest payment date.

        Within 30 days following any change of control triggering event with respect to a series of notes or, at LYB International Finance II's option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes of the applicable series describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a "change of control payment date"). The notice may, if mailed prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the applicable change of control payment date.

        Upon the change of control payment date, LYB International Finance II will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the change of control offer;

  •
  deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

        LYB International Finance II will not be required to make a change of control offer with respect to a series of notes upon the occurrence of a change of control triggering event with respect to such series of notes if a third party makes such an offer with respect to such series of notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by LYB International Finance II and the third party repurchases all notes of such series properly tendered and not withdrawn under its offer. In addition, LYB International Finance II will not repurchase any notes of a series if there has occurred and is continuing on the change of control payment date an event of default with respect to such series of notes under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event with respect to such series of notes.

        LYB International Finance II will comply with the applicable requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes of a series as a result of a change of control triggering event with respect to such series of notes. To the extent that the provisions of any securities laws or regulations conflict with the change of control offer provisions of the notes of a series, LYB International Finance II will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the change of control offer provisions of the notes of such series by virtue of any such conflict.

        For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

        "change of control" means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of LyondellBasell's assets and the assets of its subsidiaries, taken as a whole, to any person, other than LyondellBasell or one of its subsidiaries; or (2) LyondellBasell becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the voting stock of LyondellBasell, other than by virtue of the imposition of a holding company, or the reincorporation of LyondellBasell in another jurisdiction, so long as the beneficial owners of the voting stock of LyondellBasell immediately prior to such transaction hold a majority of the voting power of the voting stock of such holding company or reincorporation entity immediately thereafter.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) LyondellBasell becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of LyondellBasell's voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        The definition of "change of control" includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of LyondellBasell's assets and the assets of LyondellBasell's subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that LYB International Finance II offer to repurchase the notes of a series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of LyondellBasell's assets and the assets of LyondellBasell's subsidiaries, taken as a whole, to another person may be uncertain.

        Notwithstanding the foregoing, the disposition of a "disposed group" will not constitute a change of control pursuant to clause (1) of the definition thereof. See "Description of Debt Securities—Limitation on Mergers and Consolidations" in the accompanying prospectus.

        The occurrence of events that would constitute a change of control may also constitute an event of default under or require repurchase of LyondellBasell's, LYB International Finance's, or LYB International Finance II's other indebtedness. Future indebtedness of LyondellBasell or its subsidiaries may contain prohibitions on certain events that would constitute a change of control or require such indebtedness to be repurchased upon a change of control. Moreover, the exercise by the holders of their right to require LYB International Finance II to repurchase the notes of a series could cause a default under LyondellBasell's or LYB International Finance II's other indebtedness or credit facilities, even if the change of control itself does not, due to the financial effect of such repurchase on LyondellBasell or LYB International Finance II. Finally, LYB International Finance II's ability to repurchase the notes of a series upon a change of control triggering event with respect to such series of notes may be limited by its or LyondellBasell's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Relating to the Notes—LYB International Finance II may not be able to fulfill its repurchase obligations in the event of a change of control triggering event."

        The provisions under the indenture relating to LYB International Finance II's obligation to make an offer to repurchase the notes of a series as a result of a change of control triggering event with respect to such series of notes may be waived or modified with the consent of the holders of a majority in aggregate principal amount of the notes of such series.

        "change of control triggering event" means the occurrence of both a change of control and a rating event.

        "investment grade rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by LyondellBasell.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "rating agencies" means (1) each of Moody's and S&P and (2) if either of Moody's or S&P ceases to rate the notes of the relevant series or fails to make a rating of the notes of such series publicly available for reasons outside of LyondellBasell's control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by LyondellBasell (as certified by a resolution of LyondellBasell's managing board) as a replacement agency for Moody's or S&P, or all of them, as the case may be.

        "rating event" means the rating on the notes of the applicable series is lowered by both of the two rating agencies and the notes of such series are rated below an investment grade rating by both of the two rating agencies, in any case on any day during the period (which period will be extended so long as the rating of the notes of such series is under publicly announced consideration for a possible downgrade by either of the rating agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or LyondellBasell's intention to effect a change of control and ending 60 days following consummation of such change of control.

        "S&P" means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

        "voting stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

        Certain covenants in the indenture will limit LyondellBasell's ability and the ability of its subsidiaries to:

  •
  create, incur or assume debt secured by liens;

  •
  enter into sale and lease-back transactions; and

  •
  merge, consolidate or transfer all or substantially all of LyondellBasell's or LYB International Finance II's assets.

        For a description of these covenants, see "Description of Debt Securities—Limitation on Mergers and Consolidations" and "—Restrictive Covenants" in the accompanying base prospectus.

Redemption for Changes in Taxes

        LYB International Finance II may redeem the notes of a series, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days' prior notice (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by LYB International Finance II for redemption and all additional amounts (if any) then due and which will become due on that date as a result of the redemption or otherwise (subject to the right of holders of the notes on the relevant record date to receive interest when due and additional amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the notes or the guarantees of the notes, LYB International Finance II or LyondellBasell, as the case may be, is or would be required to pay additional amounts (as described below under "—Additional Amounts"), and LYB International Finance II and LyondellBasell cannot avoid any such payment obligation by taking reasonable measures available, and the requirement arises as a result of:

          (1)   any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of a Tax Jurisdiction affecting taxation which change or amendment becomes effective on or after the issue date (or, if a jurisdiction becomes a Tax Jurisdiction after the issue date, the date on which such jurisdiction became a Tax Jurisdiction under the indenture); provided, however, in the case of a successor entity of LYB International Finance II or LyondellBasell, the change or amendment must become effective after the date that such successor entity first makes payment on the notes or the guarantees; or

          (2)   any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings of a Tax Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment application or interpretation becomes effective on or after the issue date (or, if a jurisdiction becomes a Tax Jurisdiction after the issue date, the date on which such jurisdiction became a Tax Jurisdiction under the indenture); provided, however, in the case of a successor entity of LYB International Finance II or LyondellBasell, the change or amendment must become effective after the date that such successor entity first makes payment on the notes or the guarantees.

        LYB International Finance II will not give any such notice of redemption earlier than 90 days prior to the earliest date on which LYB International Finance II or LyondellBasell, as the case may be, would be obligated to make such payment or withholding if a payment were then due, and at the time such notice is given, the obligation to pay additional amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to the foregoing, LYB International Finance II will deliver to the trustee an opinion of counsel to the effect that there has been such change or amendment that would entitle LYB International Finance II to redeem the notes of a series under the indenture. In addition, before LYB International Finance II publishes or mails notice of redemption of the notes of a series as described above, it will deliver to the trustee an officer's certificate to the effect that it or LyondellBasell cannot avoid the obligation to pay additional amounts by taking reasonable measures available to it.

        The trustee will accept such officer's certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the notes of the relevant series.

        "Tax Jurisdiction" means any jurisdiction in which LYB International Finance II or LyondellBasell (or a successor to either entity as issuer or guarantor) is incorporated or resident for tax purposes or any department or political subdivision thereof or therein or any jurisdiction from or through which payment with respect to the notes or the guarantees of the notes is made or deemed to be made by LYB International Finance II or LyondellBasell, in each case.

Additional Amounts

        All payments made under or with respect to the notes and the guarantees of the notes of each series will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes imposed or levied by or on behalf of any applicable Tax Jurisdiction unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes imposed or levied by or on behalf of any applicable Tax Jurisdiction, will at any time be required to be made from any payments made under or with respect to the notes or the guarantees, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, LYB International Finance II or LyondellBasell, as the case may be, will pay such additional amounts as may be necessary in order that the aggregate net amounts received in respect of such payments by the holders of the notes of such series in respect of the notes or the guarantees (including additional amounts) after such withholding, deduction or imposition will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided that no additional amounts will be payable with respect to:

          (1)   any note presented for payment in the United Kingdom or any other EU member state;

          (2)   any taxes that would not have been imposed but for the holder's or beneficial owner's present or former connection with the relevant Tax Jurisdiction or but for any such connection on the part of a partner, beneficiary, settlor or shareholder of such holder or beneficial owner (other than any connection resulting from the acquisition, ownership, holding or disposition of the notes, the receipt of payments thereunder or under the guarantees and/or the exercise or enforcement of rights under the notes or the guarantees);

          (3)   any taxes that are imposed or withheld as a result of the failure of the holder of the notes of the relevant series or beneficial owner of the notes of such series to comply with any reasonable written request, made to that holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be payable, by LYB International Finance II or LyondellBasell to provide timely and accurate information concerning the nationality, residence or identity of such holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such taxes to which such holder is entitled;

          (4)   any note presented for payment more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to additional amounts had the note been presented on the last day of such 30-day period);

          (5)   any payment of principal or interest on the notes of the relevant series made to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that such payment would be required to be included in the income under the laws of the Tax Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of the notes of such series;

          (6)   any estate, inheritance, gift, sales, transfer, personal property or similar taxes;

          (7)   any taxes payable other than by deduction or withholding from payments under, or with respect to, the notes of the relevant series or with respect to the guarantee of such notes;

          (8)   any taxes imposed by the United States or any political subdivision thereof or tax authority therein;

          (9)   any taxes, assessments or other governmental charge imposed by the United States or by a taxing authority in the United States under Section 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

          (10) any combination of items (1) through (9) above.

        If LYB International Finance II or LyondellBasell, as the case may be, becomes aware that it will be obligated to pay additional amounts pursuant to this covenant with respect to any payment under or with respect to the notes or the guarantee of the notes of a series, LYB International Finance II or LyondellBasell, as the case may be, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case LYB International Finance II or LyondellBasell, as the case may be, shall notify the trustee promptly thereafter) an officer's certificate of LYB International Finance II or LyondellBasell, as the case may be, stating the fact that such additional amounts will be payable pursuant to this covenant and the amount estimated to be so payable. Such officer's certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such additional amounts to holders of the notes of such series on the relevant payment date. The trustee shall be entitled to rely solely on such officer's certificate as conclusive proof that such payments are necessary. LYB International Finance II or LyondellBasell, as the case may be, will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of additional amounts.

        LYB International Finance II or LyondellBasell, as the case may be, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law with respect to payments in respect of the notes or the guarantees. Upon request, LYB International Finance II or LyondellBasell, as the case may be, will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the trustee evidencing the payment of any taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the notes.

        The obligations in this covenant will survive any transfer by a holder or beneficial owner of its notes and will apply mutatis mutandis to any jurisdiction in which any successor person to LYB International Finance II or LyondellBasell is incorporated or resident for tax purposes or any jurisdiction from or through which such person makes any payment in respect of the notes or the guarantees of such notes and any department or political subdivision thereof or therein.

Future Issuances of Notes

        LYB International Finance II may from time to time, without notice or the consent of the registered holders of either series of notes, create and issue additional notes of such series ranking identical to the notes of such series described in this prospectus supplement (or in all respects except for the issue date, the public offering price, the initial interest payment date, if applicable, and the payment of interest accruing prior to the issue date of such additional notes), so that such additional notes shall be consolidated and form a single series with the related series of notes offered hereby and shall have the same terms as to status, redemption or otherwise as the notes offered hereby; provided, however, that if such additional notes are not fungible with the related series of notes offered hereby for U.S. federal income tax purposes, such additional notes will not have the same "CUSIP" number, "ISIN" or common code (as applicable) as the same series of notes offered hereby. There will be no restrictions in the indenture or either series of notes on the amount of additional notes that LYB International Finance II might issue in the future. We may at any time purchase notes in the open market or otherwise at any price.

Book-Entry; Delivery and Form; Global Notes

        We have obtained the information in this section concerning Clearstream Banking, S.A. ("Clearstream") and Euroclear Bank SA/NV, or its successor, as operator (the "Euroclear Operator") of the Euroclear System ("Euroclear") (together, Clearstream and Euroclear are referred to herein as the "ICSDs") and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of the ICSDs as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

        The notes will initially be represented by the Global Notes. The notes, when issued in global form, are intended to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the "new safekeeping structure," or NSS. The Global Notes will be deposited with, or on behalf of, a Common Safekeeper for Euroclear and Clearstream and issued to and registered in the name of a nominee of the Common Safekeeper. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the Global Notes directly through an ICSD if they have an account with an ICSD or indirectly through organizations which have accounts with the ICSDs.

        The ICSDs hold securities of institutions that have accounts with the ICSDs ("participants") and to facilitate the clearance and settlement of securities transactions among their participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs' participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to each ICSD's book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by the ICSDs, upon the deposit of the Global Notes with the Common Safekeeper, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such Global Notes to the accounts of participants. The accounts to be credited shall be designated by the underwriters of the notes. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the Global Notes other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, in the event an owner of a beneficial interest in the Global Notes desires to take any action that the nominee of the Common Safekeeper, as the holder of the Global Notes, is entitled to take, the Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        All payments on notes represented by the Global Notes registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to the ICSDs or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the Global Notes.

        We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearance and Settlement Procedures

        We expect that the ICSDs, upon receipt of any payment on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Notes as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interest in the Global Notes held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Notes owning through such participants or indirect participants. You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through the ICSDs on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Certificated Notes

        If:

  •
  we have been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved by LYB International Finance II, the trustee and the paying agent on behalf of which the Global Notes may be held) has been closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or has announced an intention permanently to cease business or does in fact do so; or

  •
  an event of default has occurred and is continuing and the registrar has received a request from Euroclear or Clearstream;

then, upon surrender by an ICSD of the Global Notes, certificated notes will be issued to each person that the ICSD identifies as the beneficial owner of the notes represented by the Global Notes. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

        None of LyondellBasell, LYB International Finance II or the trustee will be liable for any delay by an ICSD or any participant or indirect participant in the ICSD in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the ICSD for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Eurosystem Eligibility

        The notes are intended to be held in a manner which would allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper, and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper, and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

TAX CONSEQUENCES

Certain U.S. Federal Income Tax Considerations

        The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. This discussion is limited to consequences relevant to U.S. Holders (as defined below) and does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

        This discussion is limited to U.S. Holders (as defined below) who hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  real estate investment trusts or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code; and

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Certain Additional Payments

        In certain circumstances (see "Description of the Notes—Optional Redemption," "Description of Notes—Additional Amounts" and "Description of Notes—Change of Control Offer"), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to "contingent payment debt instruments." We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are encouraged to consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

        Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of tax accounting for U.S. federal income tax purposes. In addition, a U.S. holder will be required to include in income any additional amounts paid in connection with the withholding or deduction of taxes imposed on payments on the note.

        A U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes and receives a payment of interest on the notes in Euros will generally be required to include in ordinary income an amount equal to the U.S. dollar value of the interest payment (including as additional interest any additional amounts paid in connection with the withholding or deduction of taxes imposed on payments on the note), based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash method U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment, but may recognize foreign currency exchange gain or loss attributable to the actual disposition of the Euros received.

        A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes and receives a payment of interest on the notes in Euros may determine the amount recognized with respect to such interest (including any additional amounts paid in connection with the withholding or deduction of taxes imposed on payments on the note) in accordance with either of two methods. Under the first method, such U.S. Holder will recognize income for each taxable year equal to the U.S. dollar value of the Euros accrued for such year determined by translating such amount into U.S. dollars at the average rate of exchange in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, such U.S. Holder may make an election to translate accrued interest income at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or, if the date of receipt is within five business days of the last day of the accrual period, at the spot rate on the date of receipt. A U.S. Holder that makes such an election must apply it consistently to all debt instruments held by the U.S. Holder from year to year and cannot change such election without the consent of the IRS.

        A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes will recognize foreign currency exchange gain or loss, on the date interest is received, equal to the difference, if any, between the U.S. dollar value of such payment, determined at the spot rate on the date the payment is received, and the U.S. dollar value of the interest income previously included in respect of such payment, regardless of whether the payment is in fact converted to U.S. dollars. This foreign currency exchange gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.

Foreign Tax Credit

        Interest income on a note generally will constitute foreign source income and generally will be considered "passive category income" in computing the foreign tax credit allowable to U.S. Holders under U.S. federal income tax laws. There are significant complex limitations on a U.S. Holder's ability to claim foreign tax credits. U.S. Holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes.

Sale or Other Taxable Disposition

        A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. Subject to the foreign currency rules described below, the amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. If a U.S. Holder disposes of a note in a sale, exchange, redemption, retirement or other taxable transaction in exchange for Euros, the amount realized by a U.S. Holder generally will be based on the U.S. dollar value of the Euros received on the date of disposition. In the case of a note that is traded on an established securities market (as defined in the applicable Treasury Regulations) a cash method U.S. Holder and, if it so elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the disposition. If an accrual method U.S. Holder makes the election described above, such election must be applied consistently to all debt instruments held by the U.S. Holder from year to year and cannot be changed without the consent of the IRS. If an accrual method U.S. Holder does not make this election, such holder will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute ordinary income or loss.

        A U.S. Holder's adjusted tax basis in a note generally will be equal to the U.S. Holder's U.S. dollar cost for the note. If a U.S. Holder uses Euros to purchase a note, the U.S. dollar cost of the note will be the U.S. dollar value of the Euros used to purchase the note on the date of purchase. In the case of a note that is traded on an established securities market (as defined in the applicable Treasury Regulations) a cash method U.S. Holder, and, if it so elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the cost of such note by translating the amount paid at the spot rate on the settlement date of the purchase. A U.S. Holder that makes such an election must apply it consistently to all debt instruments held by the U.S. Holder from year to year and cannot change such election without the consent of the IRS. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in foreign currency exchange gain or loss for a U.S. Holder.

        Subject to the discussion of foreign currency exchange gain or loss below, any gain or loss recognized by a U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of a note will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

        Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder may recognize gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of the note. For these purposes, the principal amount of a note is the U.S. Holder's purchase price in Euros. Gain or loss attributable to fluctuations in exchange rates with respect to the principal amount of a note generally will equal the difference between (1) the U.S. dollar value of the principal amount, determined on the date such payment is received or such note is disposed of and (2) the U.S. dollar value of the principal amount of the note, determined on the date the U.S. Holder acquired such note. In addition, upon the sale, exchange, redemption, retirement or other taxable disposition of a note a U.S. Holder may realize exchange gain or loss attributable to amounts received in respect of accrued and unpaid interest. Any such exchange gain or loss with respect to accrued interest will be determined as discussed above under "—Payments of Interest."

        Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will only realize foreign currency exchange gain or loss with respect to principal or accrued interest to the extent of the total gain or loss realized on the disposition. U.S. holders should consult their tax advisors regarding how to account for payments made in a foreign currency with respect to the acquisition, sale, exchange, retirement or other taxable disposition of a note and the foreign currency received upon a sale, exchange, retirement or other taxable disposition of a note.

Tax Return Disclosure Requirement

        Treasury Regulations require the reporting to the IRS of certain foreign currency transactions giving rise to losses in excess of a certain minimum amount, such as the receipt or accrual of interest on, or the sale, exchange, retirement or other taxable disposition of a note or foreign currency received in respect of a note. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

        In general, payments of interest and the proceeds from sales or other dispositions (including retirements or redemptions) of notes held by a U.S. Holder may be required to be reported to the IRS unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact. In addition, a U.S. Holder that is not an exempt recipient may be subject to backup withholding unless it provides a taxpayer identification number and otherwise complies with applicable certification requirements. U.S. Holders may be required to provide such certification on IRS Form W-9.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the appropriate information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

        Certain U.S. Holders who are individuals (and certain entities) that hold an interest in "specified foreign financial assets" (which may include the notes) are required to report information (on IRS form 8938) relating to such assets, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). U.S. Holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. U.S. Holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the notes.

Foreign Account Tax Compliance Act

        Pursuant to sections 1471 through 1474 of the Code (provisions commonly known as "FATCA"), a "foreign financial institution" may be required to withhold U.S. tax on certain foreign passthru payments made after December 31, 2018 to the extent such payments are treated as attributable to certain U.S. source payments. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining foreign passthru payments are filed with the U.S. Federal Register generally would be "grandfathered" unless materially modified after such date. Accordingly, if the issuer is treated as a foreign financial institution, withholding under FATCA would apply to payments on the notes only if there is a significant modification of the notes for U.S. federal income tax purposes after the expiration of this grandfathering period.

Material Dutch Tax Considerations

        The following summary of the material Dutch tax consequences of the acquisition, holding and disposition of a note, is based on the Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus supplement, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

        The following summary is intended as general information only. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to acquire, hold or dispose of a note, and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their professional advisors on the tax consequences of their acquiring, holding and disposing of a note.

        For Dutch tax purposes, a holder of a note may include an individual or entity that does not hold the legal title of the notes, but to whom or to which, the notes are, or income from the notes is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the notes or on specific statutory provisions. These include statutory provisions attributing notes to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the notes.

        This summary does not describe any Dutch tax considerations or consequences that may be relevant where a holder of a note:

  (i)
  is not considered the beneficial owner (uiteindelijk gerechtigde) of the note or the benefits derived from or realized in respect of the note;

  (ii)
  has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in LYB International Finance II or LyondellBasell within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a noteholder has a substantial interest in a company if the noteholder, alone or—in the case of an individual—together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of the noteholder or the partner, owns or holds, or is deemed to own or hold, certain rights to shares, including rights to directly or indirectly acquire shares, directly or indirectly representing 5% or more of the company's issued capital as a whole or for any class of shares or profit participating certificates (winstbewijzen) relating to 5% or more of the company's annual profits or 5% or more of the company's liquidation proceeds;

  (iii)
  is an individuals and the noteholder's income or capital gains derived from the note are attributable to employment activities, the income from which is taxable in The Netherlands;

  (iv)
  is an entity which under the Dutch Corporate Income Tax Act 1979 (Wet op de vennootschapsbelasting 1969) (the "CITA") is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund); or

  (v)
  is an investment institution (beleggingsinstelling) as described in article 6a or 28 CITA.

        Where the summary refers to "The Netherlands" or "Dutch" it refers only to the European part of the Kingdom of The Netherlands.

Withholding tax

        All payments made by LYB International Finance II or LyondellBasell of interest and principal under the notes can be made free of withholding or deduction of any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

Taxes on income and capital gains

Resident entities

        An entity or enterprise that is subject to the CITA and is, or is deemed to be, resident in The Netherlands for Dutch corporate income tax purposes is generally subject to corporate income tax at statutory rates up to 25% (2019) on any benefits derived or deemed to be derived from the notes, including any capital gains realized on their disposal.

Resident individuals

        An individual holding a note who is, or is deemed to be, resident in The Netherlands for income tax purposes (a "Dutch Individual") will be subject to income tax in respect of income or a capital gain derived from a note at statutory progressive rates up to 51,75% (2019) if:

  (i)
  the income or capital gain is attributable to an enterprise from which the holder derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder (medegerechtigde); or

  (ii)
  the income or capital gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden) as defined in the Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

        If neither condition (i) or (ii) applies, an individual holding a note will generally be subject to income tax on the basis of a deemed return on the note under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit of the assets and liabilities of a Dutch Individual that are taxed under this regime, including the notes, is set at a percentage of the positive balance of the fair market value of such assets, including the notes, over the fair market value of such liabilities. The percentage increases:

  •
  from 1.94% over the first €71,650 of such positive balance;

  •
  to 4.45% over €71,651 up to and including €989,736; and

  •
  to a maximum of 5.60% over €989,737 or higher.

        The deemed return percentages will be reassessed every year. No taxation occurs if such positive balance does not exceed a certain threshold (heffingvrij vermogen) of €30,360 (2019). The fair market value of assets, including the notes, and liabilities that are taxed under this regime is measured, in general, exclusively on 1 January of every calendar year. The tax rate under the regime for savings and investments is a flat rate of 30% (2019).

Non residents

        A holder of a note which is not, and is not deemed to be, resident in The Netherlands for the relevant tax purposes will not be subject to taxation on income or a capital gain derived from a note unless:

  (i)
  the holder of a note is not an individual and derives profits from an enterprise which is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands to which permanent establishment or permanent representative the note is attributable;

  (ii)
  the holder of a note is not an individual and is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, other than by way of the holding of securities, which is effectively managed in The Netherlands and to which enterprise the note is attributable;

  (iii)
  the holder of a note is an individual and is entitled to a share in the profits of an enterprise, other than by way of securities, which is effectively managed in The Netherlands and to which enterprise the note is attributable;

  (iv)
  the holder of a note is an individual and the income or capital gain qualifies as income from miscellaneous activities carried on in The Netherlands in respect of the note, including, without limitation, activities that exceed normal, active asset management.

        Under certain specific circumstances, Dutch taxation rights may be restricted for non-Dutch resident holders of a note pursuant to treaties for the avoidance of double taxation.

Gift and inheritance taxes

        Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a note by way of gift by, or on the death of, a holder of a note, unless:

  (i)
  the holder of a note is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

  (ii)
  the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value added tax

        The issuance or transfer of a note, and payments of interest and principal under a note, will not be subject to Dutch value added tax.

Other taxes and duties

        The subscription, issue, placement, allotment, delivery or transfer of a note will not be subject to registration tax, stamp duty or any other similar tax or duty payable in The Netherlands.

Residence

        A holder of a note will not become resident, or deemed resident, in The Netherlands for tax purposes and, subject to the exceptions set out above, will not otherwise be subject to Dutch taxation, by reason only of acquiring, holding or disposing of a note or the execution, performance, delivery and/or enforcement of a note.

Exchange of financial account information

        Pursuant to the Multilateral Competent Authority Agreement on automatic exchange of financial account information and Council Directive 2011/16/EU on administrative co-operation in the field of taxation (as amended by Council Directive 2014/107/EU and as amended further by Council Directive 2015/2376), and the implementation thereof in the Dutch tax legislation, the Netherlands will exchange financial account information with certain other states. Financial account information includes the gross amount of interest paid or credited to a qualifying custodial or depositary account. Such information can be exchanged automatically, spontaneously or upon the request of the other state.

Material U.K. Tax Considerations

        The following comments are of a general nature, based on current U.K. tax law and published practice of Her Majesty's Revenue & Customs ("HMRC") as at the date of this prospectus supplement, all of which are subject to change, possibly with retrospective effect. The following is a general summary only of the U.K. withholding tax treatment of payments of interest on the notes and under the guarantees together with some general statements about stamp duty and stamp duty reserve tax. The comments are not exhaustive, and do not deal with other U.K. tax aspects of acquiring, holding, disposing of or dealing in the notes. The comments below only apply to persons who are beneficial owners of the notes and do not necessarily apply where any payment on the notes is deemed for tax purposes to be the income of any other person. Any prospective purchasers of any notes who are in doubt as to their own tax position, or who may be subject to tax in a jurisdiction other than the U.K., should consult their own professional advisor.

        References to "interest" under this section mean interest as understood under UK tax laws.

Withholding or deduction of U.K. tax on payments of interest by LYB International Finance II or under the Guarantees

  (i)
  Payments of interest by LYB International Finance II

        If payments of interest on the notes are treated as having a U.K. source ("U.K. interest") such payments of interest may be paid by LYB International Finance II without withholding or deduction for or on account of U.K. tax if the notes are and continue to be "quoted Eurobonds" as defined in section 987 of the Income Tax Act 2007. The notes will constitute "quoted Eurobonds" if they carry a right to interest and are listed on a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007. Euronext Dublin is a recognised stock exchange for these purposes. The notes will be treated as listed on Euronext Dublin if they are both officially listed in Ireland in accordance with provisions corresponding to those generally applicable in EEA states and admitted to trading on the Global Exchange Market of Euronext Dublin.

        If the notes are not or cease to be so listed on a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007, interest on the notes that is regarded as U.K. interest will generally be paid by LYB International Finance II under deduction of U.K. income tax at the basic rate (currently 20%) unless (i) any other relief applies, or (ii) LYB International Finance II has received a direction to the contrary from HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty. If U.K. interest were paid under deduction of U.K. income tax, holders of notes who are not resident in the U.K. may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

  (ii)
  Payments under the Guarantees

        LyondellBasell is tax resident in the United Kingdom pursuant to a mutual agreement procedure determination ruling between the Dutch and United Kingdom competent authorities and therefore subject solely to the United Kingdom corporate income tax system.

        If LyondellBasell makes any payments in respect of interest on the notes as guarantor, it is possible that such payments may be subject to U.K. withholding tax at the basic rate (currently 20%). Any such withholding would be subject to any relief that may be available and claimed under any applicable double tax treaty, or to any other exemption which may apply.

Stamp duty and stamp duty reserve tax

        If no register of the notes is maintained in the U.K., no U.K. stamp duty or stamp duty reserve tax will be payable on (i) the issue of the notes or their delivery into DTC, Euroclear or Clearstream or (ii) any transfer of the notes once they are issued into DTC, Euroclear or Clearstream, where such transfer is effected in electronic book entry form in accordance with the procedures of DTC, Euroclear or Clearstream (as applicable) such that there is no written instrument in respect of the transfer.

 Certain Details of the Proposed European Financial Transactions Tax

        The European Commission has published a proposal for a Directive for a common financial transactions tax ("FTT") in Belgium, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the participating Member States).

        The proposed FTT has broad scope and could, if introduced in its current form, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances.

        Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, the FTT would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State. The FTT proposal remains subject to negotiation between the participating Member States. Based on recent public statements, the participating member states are considering a proposal that would reduce the scope of the FTT and would only concern certain listed shares. Such proposal remains subject to change until final approval, and it may be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate in implementing the FTT and participating Member States may decide to withdraw.

        Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING (CONFLICTS OF INTERESTS)

        We have entered into an underwriting agreement with Citigroup Global Markets Limited and Deutsche Bank AG, London Branch as representatives of the several underwriters named below. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite that underwriter's name:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Citigroup Global Markets Limited	€	€
Deutsche Bank AG, London Branch	€	€

Total	€	€

        The underwriting agreement provides that the underwriters are obligated, severally and not jointly, to purchase all the notes in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        The representatives have advised us that the underwriters propose to offer the notes to the public at the public offering price for each series of notes set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the underwriting discount to be paid to the underwriters by us in connection with this offering.

	Per Note		Total
% Guaranteed Notes due 20		%	€
% Guaranteed Notes due 20		%	€

        We estimate that the total expenses payable by us for this offering, excluding the underwriting discounts, will be approximately €            .

        We have agreed to indemnify the several underwriters, their directors, officers and employees, their selling agents and their controlling persons against certain liabilities under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or contribute to payments that the underwriters, their directors, officers and employees, their selling agents and their controlling persons may be required to make in that respect.

        Each series of notes is a new issue of securities, and there is currently no established trading market for either series of notes. The underwriters have advised us that they intend to make a market in the notes but they are not obligated to do so and may discontinue any market making in the notes at any time at their sole discretion. We intend to apply for each series of notes to be listed on the Global Exchange Market of Euronext Dublin. However, we are not obligated to list either series of notes on the Global Exchange Market of Euronext Dublin or any other trading market. Furthermore, if listed, we may discontinue such listing at any time in our discretion without notice to the holders. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

        In connection with the issue of the notes, Citigroup Global Markets Limited (the "Stabilizing Manager") (or persons acting on behalf of the Stabilizing Manager) may overallot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or overallotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, the underwriters and/or their respective affiliates are lenders under our revolving credit facility. In addition, certain of the underwriters and/or their affiliates may receive a portion of the net proceeds from this offering if we use the net proceeds from the offering to redeem or repay outstanding indebtedness as described under "Use of Proceeds."

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or of our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

        One or more of the underwriters may use affiliates or other appropriately licensed entities for sales of the notes in jurisdictions in which such underwriter or underwriters are not otherwise permitted.

Conflicts of Interest

        Certain of the underwriters or their affiliates are lenders or agents under the $4,000 million Three Year Term Loan, and may receive a portion of the net proceeds of this offering used to repay borrowings outstanding under the $4,000 million Three Year Term Loan. At least 5% of the net proceeds of this offering may be directed to one or more of the underwriters (or their affiliates). The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a "conflict of interest" under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated.

        Additionally, Deutsche Bank AG, London Branch is an affiliate of the Trustee, Registrar and Paying Agent.

Settlement Date

        We expect delivery of the notes will be made against payment therefor on or about the delivery date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or during the next succeeding two business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions

  Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  PRIIPs Regulation / Prohibition of Sales to European Economic Area Retail Investors

        The notes offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes offered hereby or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes offered hereby or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

  United Kingdom

        Each of the underwriters has:

  (a)
  only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        In connection with this offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to this offering.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA the Order, (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

  Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SDA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SDA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments)(Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

  Taiwan

        The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China ("Taiwan") pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.

  United Arab Emirates

        This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), the Emirates Securities and Commodities Authority (the "SCA") or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

        This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

        The issue and/or sale of the notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

  Switzerland

        The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland, and will not be listed on the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

        The validity of the issuance of the notes offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas and London, The United Kingdom, with respect to U.S. and U.K. legal matters, and by De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, with respect to Dutch legal matters. Certain legal matters relating to the notes offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York, with respect to U.S. legal matters. Neither Latham & Watkins LLP nor Davis Polk & Wardwell LLP is passing on any matters of Dutch law and each is relying on the opinion of De Brauw Blackstone Westbroek as to all matters of Dutch law, and De Brauw Blackstone Westbroek is not passing on any matters other than those governed by Dutch law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the A. Schulman Inc. business LyondellBasell acquired during 2018, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

LyondellBasell Industries N.V.

ORDINARY SHARES
DEBT SECURITIES
WARRANTS
GUARANTEES
UNITS

LYB International Finance B.V.
LYB International Finance II B.V.
LYB International Finance III, LLC

DEBT SECURITIES
GUARANTEES
UNITS

        We or selling securityholders may from time to time offer to sell the securities listed above in one or more classes or series in amounts, at prices and on terms that will be determined at the time of the offering.

        Each time we or a selling securityholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        LyondellBasell Industries N.V.'s ordinary shares are listed on the New York Stock Exchange under the symbol "LYB."

        You should consider carefully the risk factors included in our periodic reports filed with the Securities and Exchange Commission and the applicable prospectus supplement before you invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2019.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify our forward-looking statements by the words "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and similar expressions.

        We based forward-looking statements on our current expectations, estimates and projections of our business and the industries in which we operate. We caution you that these statements are not guarantees of future performance. They involve assumptions about future events that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. Our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

  •
  the cost of raw materials represents a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil, natural gas liquids and/or natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers due to the significant competition that we face, the commodity nature of our products and the time required to implement pricing changes;

  •
  our operations in the United States ("U.S.") have benefited from low-cost natural gas and natural gas liquids; decreased availability of these materials (for example, from their export or regulations impacting hydraulic fracturing in the U.S.) could reduce the current benefits we receive;

  •
  if crude oil prices fall materially, or decrease relative to U.S. natural gas prices, we would see less benefit from low-cost natural gas and natural gas liquids and it could have a negative effect on our results of operations;

  •
  industry production capacities and operating rates may lead to periods of oversupply and low profitability; for example, substantial capacity expansions are underway in the U.S. olefins industry;

  •
  we may face unplanned operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failures, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental incidents) at any of our facilities, which would negatively impact our operating results; for example, because the Houston refinery is our only refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

  •
  changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate could increase our costs, restrict our operations and reduce our operating results;

  •
  execution of our organic growth plans may be negatively affected by our ability to complete projects on time and on budget;

  •
  our growth depends on the opportunities available to acquire new businesses and assets and our ability to integrate them into our existing operations;

  •
  uncertainties associated with worldwide economies could create reductions in demand and pricing, as well as increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty default;

  •
  the negative outcome of any legal, tax and environmental proceedings or changes in laws or regulations regarding legal, tax and environmental matters may increase our costs, reduce demand for our products, or otherwise limit our ability to achieve savings under current regulations;

  •
  any loss or non-renewal of favorable tax treatment under tax agreements or tax treaties, or changes in tax laws, regulations or treaties, may substantially increase our tax liabilities;

  •
  we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

  •
  we rely on continuing technological innovation, and an inability to protect our technology, or others' technological developments, could negatively impact our competitive position;

  •
  we have significant international operations, and fluctuations in exchange rates, valuations of currencies and our possible inability to access cash from operations in certain jurisdictions on a tax-efficient basis, if at all, could negatively affect our liquidity and our results of operations;

  •
  we are subject to the risks of doing business at a global level, including wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results;

  •
  if we are unable to comply with the terms of our credit facilities, indebtedness and other financing arrangements, those obligations could be accelerated, which we may not be able to repay; and

  •
  we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses.

        Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

        All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 regarding the securities we or selling securityholders may offer from time to time. This prospectus does not contain all of the information found in the registration statement. For further information regarding LyondellBasell Industries N.V., LYB International Finance B.V., LYB International Finance II B.V., LYB International Finance III, LLC and the securities offered by this prospectus, you should review the entire registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, can be downloaded from the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information that LyondellBasell Industries N.V. has filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents that LyondellBasell Industries N.V. has previously filed with the SEC and in connection with any offering of securities hereby, any subsequent filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) prior to the completion of such offering:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 21, 2019;

  •
  Current Report on Form 8-K, as filed with the SEC on February 8, 2019; and

  •
  The description of LyondellBasell Industries N.V.'s ordinary shares contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on April 28, 2010, as amended.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyb.com:

LyondellBasell Industries N.V.
c/o Lyondell Chemical Company
1221 McKinney Street, Suite 300
Houston, Texas 77010
Attn: Corporate Secretary
(713) 309-7200

        Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We or the selling securityholders may sell any combination of the securities described in this prospectus from time to time up to an indeterminate dollar amount.

        The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

  •
  ordinary shares of LyondellBasell Industries N.V.;

  •
  debt securities of LyondellBasell Industries N.V., which may be fully and unconditionally guaranteed by LYB International Finance B.V., LYB International Finance II B.V. and LYB International Finance III, LLC;

  •
  debt securities of LYB International Finance B.V. fully and unconditionally guaranteed by LyondellBasell Industries N.V.;

  •
  debt securities of LYB International Finance II B.V. fully and unconditionally guaranteed by LyondellBasell Industries N.V.;

  •
  debt securities of LYB International Finance III, LLC fully and unconditionally guaranteed by LyondellBasell Industries N.V.;

  •
  warrants of LyondellBasell Industries N.V.; and

  •
  units consisting of any of the securities listed above.

        Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we or selling securityholders propose to sell;

  •
  the identity of the selling securityholders, if any;

  •
  the public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus (i) by means of a post-effective amendment to the registration statement of which this prospectus is a part; (ii) through filings we make with the SEC that are incorporated by reference into this prospectus; or (iii) by any other method as may then be permitted under applicable law, rules or regulations.

        As used herein, the term "LyondellBasell" refers to LyondellBasell Industries N.V. and, where the context requires, its direct and indirect subsidiaries. "LYB International Finance" refers to LYB International Finance B.V. "LYB International Finance II" refers to LYB International Finance II B.V. "LYB International Finance III" refers to LYB International Finance III, LLC. References to "we," "us," "our," and "the Company" refer to LyondellBasell Industries N.V. and its consolidated subsidiaries, taken as a whole, unless the context clearly indicates otherwise.

LYONDELLBASELL INDUSTRIES N.V.

        LyondellBasell is a global, independent chemical public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.

        We participate globally across the petrochemical value chain and are an industry leader in many of our product lines. Our chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstocks into plastic resins and other chemicals. Our chemical products tend to be basic building blocks for other chemicals and plastics, while our plastic products are typically used in large volume applications as well as smaller specialty applications. Our customers use our plastics and chemicals to manufacture a wide range of products that people use in their everyday lives including food packaging, home furnishings, automotive components, paints and coatings. Our refining business consists of our Houston refinery, which processes crude oil into refined products such as gasoline, diesel and jet fuel.

        The executive offices of LyondellBasell are located at 4th Floor, One Vine Street, London, W1J 0AH, The United Kingdom. LyondellBasell's telephone number at that office is +44 (0) 207 220 2600 and its internet address is www.lyb.com. Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

LYB INTERNATIONAL FINANCE B.V.
LYB INTERNATIONAL FINANCE II B.V.
LYB INTERNATIONAL FINANCE III, LLC

        LYB International Finance was incorporated as a private company with limited liability under the laws of the Netherlands on May 14, 2013. LYB International Finance II was incorporated as a private company with limited liability under the laws of the Netherlands on January 28, 2016. LYB International Finance III was formed as a limited liability company under the laws of the State of Delaware on December 28, 2016. LYB International Finance, LYB International Finance II and LYB International Finance III are wholly (100%) owned subsidiaries of LyondellBasell. LYB International Finance, LYB International Finance II and LYB International Finance III are financing vehicles for LyondellBasell and its consolidated subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III have no independent operations, other than issuing debt, hedging such debt when appropriate and on-lending funds raised from such issuances to LyondellBasell and its consolidated subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III will lend substantially all proceeds of their borrowings to LyondellBasell and its consolidated subsidiaries. LyondellBasell will fully and unconditionally guarantee the debt securities issued by LYB International Finance, LYB International Finance II and LYB International Finance III as to payment of principal, premium (if any), interest and any other amounts due on such debt securities.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include the repayment or refinancing of indebtedness, capital expenditures, dividends, acquisitions, repurchases or redemptions of our securities and working capital requirements. LYB International Finance, LYB International Finance II and LYB International Finance III will lend substantially all of the net proceeds each receives from the sale of its securities to LyondellBasell and its consolidated subsidiaries. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

        The following descriptions are summaries of material terms of LyondellBasell's ordinary shares, with a par value of four eurocents (€0.04) each, LyondellBasell's Articles of Association (which we refer to in this section as our Articles of Association) and Dutch law. The full text of our current Articles of Association has been filed with the SEC and is available, in Dutch and English, at our registered office in Rotterdam during regular business hours and is also available, in English, on our website.

Ordinary Shares

        LyondellBasell's authorized share capital is fifty-one million euro (€51,000,000), consisting of one billion two hundred seventy-five million (1,275,000,000) ordinary shares, each with a par value of four eurocents (€0.04). As of February 19, 2019, there were 373,058,535 ordinary shares outstanding, not including 27,151,745 ordinary shares held in treasury.

        The description of LyondellBasell's ordinary shares is contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act on April 28, 2010, as amended, which is incorporated by reference into this prospectus.

Voting and Approval Rights

        Generally, each shareholder is entitled to one vote for each ordinary share held on every matter submitted to a vote of shareholders, including the annual election of members of the Board of Directors (the "Board"). There are no cumulative voting rights. Pursuant to Dutch law and our Articles of Association, the nomination of a director to our Board is binding on shareholders unless two-thirds of shareholders, representing at least half of issued share capital, vote against the nominee.

        Unless otherwise required by our Articles of Association or Dutch law, matters submitted for a vote at a general meeting of shareholders require the approval of a majority of the votes cast at the general meeting. Pursuant to Dutch law and our Articles of Association, shareholders have the right to approve decisions of the Board relating to (i) the transfer of all or substantially all our enterprise by way of a share or asset sale, consolidation or merger or otherwise, (ii) the entering into or termination of a long-lasting commercial relationship that is of essential importance to our business and (iii) the acquisition or disposition of shares or assets with a value of at least one-third of our consolidated asset value.

        There are no laws currently in effect in The Netherlands or provisions in our Articles of Association limiting the rights of non-resident investors to hold or vote ordinary shares.

Dividends and Distributions

        Pursuant to our Articles of Association, the Board may determine to allocate amounts to our reserves up to the amount of our annual profits. Out of our share premium reserve and other reserves available for shareholder distributions under Dutch law, the general meeting of shareholders may declare distributions upon a proposal of the Board. We cannot pay dividends if the payment would reduce our shareholders' equity below the aggregate par value of our outstanding ordinary shares, plus reserves (if any) required to be maintained by law. The Board may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders, in anticipation of the final dividend or final distribution. Rights to dividends and distributions that have not been collected within five years after the date on which they first became due and payable revert to LyondellBasell.

        The payment of dividends or distributions is subject to the requirements of Dutch law and the discretion of our shareholders (in the case of annual dividends) and our Board. The declaration of any cash dividends and, if declared, the amount of any such dividends, will depend upon general business conditions, our financial condition, our earnings and cash flow, our capital requirements, financial covenants and other contractual restrictions on the payment of dividends or distributions. There can be no assurance that any dividends or distributions will be declared or paid in the future. Any future cash dividends or distributions will be paid in U.S. dollars.

Shareholder Meetings

        Each shareholder and certain other parties designated under Dutch law will be permitted, either personally or through an attorney authorized in writing, to attend the general meeting of shareholders, to address said meetings and to exercise voting rights, subject to certain provisions of Dutch law and our Articles of Association.

        Our general meetings of shareholders will be held in The Netherlands at least annually, within six months after the close of each financial year. Extraordinary general meetings of shareholders may be held as often as the Board deems necessary, or as otherwise provided for pursuant to Dutch law. One or more shareholders representing in the aggregate at least 10% of the issued share capital can request the Board to convene a general meeting of shareholders. In such case, the Board is required to publish a convening notice for such a general meeting of shareholders within four weeks of receipt from such shareholders of (i) a specified agenda for such general meeting of shareholders and, (ii) in the sole discretion of the Board, compelling evidence of the number of shares held by such shareholder or shareholders. If such meeting is not held within six weeks of our receipt of such request, the shareholders requesting a meeting may petition a court in The Netherlands for an order directing the holding of such meeting; the court may order the holding of such a meeting if the persons requesting the meeting can demonstrate that they have a sufficient interest in holding a meeting with the agenda requested by them. In addition, affiliates of Access Industries, one of our shareholders, can require the Board to convene a general meeting of shareholders, for the purpose of allowing for the appointment of one or more of its director nominees under certain circumstances, for so long as it holds, together with its affiliates, at least 5% of the issued share capital.

        One or more shareholders representing solely or jointly at least 1% of the issued share capital can request the Board to place a matter on the agenda, provided that the Board has received such request at least 60 days prior to the date of the general meeting of shareholders concerned.

Election and Tenure of Directors

        Our Board includes both executive and non-executive members. The executive members of our Board are charged with managing our day-to-day affairs. The non-executive members of our Board are charged with the supervision of the executive Board member(s) and our general course of affairs.

        The Board shall determine its size; provided that the Board shall consist of at least nine members, including at least one executive Board member who will hold the title of CEO, and the number of non-executive Board members shall at all times exceed the number of executive Board members.

        The general meeting of shareholders appoints the member(s) of the Board, subject to the terms of any binding nomination agreements; providedthat the Board may provide for temporary replacements in the event of a vacancy or the inability to act of a Board member.

        We have entered into a binding nomination agreement with affiliates of Access Industries pursuant to which we agreed that (i) if it, together with its affiliates, owns 18% or more of our outstanding ordinary shares, it will have the right to nominate three non-executive members of the Board; (ii) if it, together with its affiliates, owns at least 12% but less than 18% of our outstanding ordinary shares, it will have the right to nominate two non-executive members of the Board; and (iii) if it, together with its affiliates, owns at least 5% but less than 12% of our outstanding ordinary shares, it will have the right to nominate one non-executive member of the Board. The general meeting of shareholders may render such nomination non-binding by means of a resolution adopted by at least two-thirds of the valid votes cast, representing more than half of the issued capital. As of February 19, 2019, three of the members of our Board were nominated in accordance with this agreement.

        The general meeting of shareholders may dismiss, or suspend for a period of up to three months, a member of the Board by a resolution adopted by at least two-thirds of the votes cast in a meeting where at least half of the issued share capital is represented. If the general meeting of shareholders has suspended a member of the Board, the general meeting of shareholders shall within three months after the suspension has taken effect resolve either to dismiss such relevant member, or to terminate or continue the suspension, failing which the suspension shall lapse.

        Each member of the Board serves a one-year term and there is no limit to the number of times a member of the Board can be reappointed.

        Subject to our Articles of Association, the Board may adopt rules and regulations governing its internal proceedings of each such constituency, including rules relating to voting on nominations of directors, board composition and governance.

Issuance of Ordinary Shares/Pre-emptive Rights

        Our Articles of Association provide that our Board has the authority to issue shares if authorized by resolution of our shareholders. No such authorization is currently in place. Shareholders may resolve to issue shares on a proposal of the Board in the absence of a Board authorization.

        Under Dutch law and our Articles of Association, every holder of ordinary shares will have a preemptive right in the proportion that the aggregate amount of its ordinary shares bears to the total amount of shares outstanding. The preemptive right may be restricted or excluded by a resolution of the Board if the Board is the competent body to issue shares. Otherwise, preemptive rights may be restricted or excluded by shareholders on a proposal of the Board. A holder of ordinary shares will not have a preemptive right to shares which are being issued against contribution other than in cash; to ordinary shares which will be issued to our employees or employees of one of our group companies; and to ordinary shares which will be issued as a result of merger or demerger.

Repurchase of Ordinary Shares

        The shareholders may delegate to the Board the authority, subject to certain restrictions contained in Dutch law and our Articles of Association, to cause us to acquire, for consideration, our own fully paid ordinary shares. Such authorization may not be granted for a period exceeding 18 months. In the authorization, the general meeting of shareholders shall determine how many shares thereof may be acquired, the manner in which they may be acquired and between what limits the price for such ordinary shares shall be.

        The authorization will not be required for the acquisition of ordinary shares by us for transfer to our employees in accordance with an employee share plan.

        At our 2018 general meeting of shareholders, shareholders granted authority to the Board to repurchase up to 10% of our issued share capital until December 1, 2019 on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging up to 110% of the market price at the time of the transaction (or, in the case of an accelerated repurchase arrangement, 110% of the market price over the term of the arrangement).

Capital Reduction

        Upon proposal by the Board, the general meeting of shareholders may reduce our issued share capital by cancellation of ordinary shares held by us, subject to certain statutory provisions. However, if less than one half of the issued share capital is present at the meeting, the general meeting of shareholders may only adopt a resolution for capital reduction with a majority of at least two-thirds of the votes cast. As of February 19, 2019, we held 27,151,745 shares in our treasury account and we cancelled 178,229,883 shares effective September 5, 2018.

Amendment of Our Articles of Association

        Our Articles of Association may be amended, on the proposal of the Board, by a majority of the votes cast at a general meeting of shareholders; provided that such proposal is stated in the notice for the general meeting and a complete copy of the proposed amendment is filed at our office so that it may be inspected prior to and during the meeting.

Transfer Agent

        The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

        The debt securities of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III covered by this prospectus will be the general unsecured obligations of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III, respectively. The debt securities of LYB International Finance, LYB International Finance II and LYB International Finance III will be fully and unconditionally guaranteed by LyondellBasell. The debt securities of LyondellBasell may be fully and unconditionally guaranteed by LYB International Finance, LYB International Finance II or LYB International Finance III. LyondellBasell will issue senior debt securities under an indenture between LyondellBasell, as issuer, and Wells Fargo Bank, N.A., as trustee, dated as of March 5, 2015 (the "LyondellBasell Indenture"). LYB International Finance will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance, as issuer, LyondellBasell as guarantor, and Wells Fargo Bank, N.A., as trustee, dated as of July 16, 2013 (the "LYB International Finance Indenture"). LYB International Finance II will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance II, as issuer, LyondellBasell as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of March 2, 2016 (the "LYB International Finance II Indenture"). LYB International Finance III will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture to be entered into among LYB International Finance III, as issuer, LyondellBasell as guarantor, and Wells Fargo Bank, N.A., as trustee (the "LYB International Finance III Indenture"). The LyondellBasell Indenture, LYB International Finance Indenture and LYB International Finance II Indenture are, and the LYB International Finance III Indenture will be, substantially identical except with regards to the entities that will issue and guarantee, if any, the debt securities governed by such indenture.

        We have summarized certain material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the indentures (or their forms) with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "LyondellBasell" mean LyondellBasell, all references to "LYB

International Finance" mean LYB International Finance only, all references to "LYB International Finance II" mean LYB International Finance II only and all references to "LYB International Finance III" mean LYB International Finance III only.

        General.    The indentures do not limit the amount of debt securities that LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III may issue under the indentures, and do not limit the amount of other unsecured debt or securities that LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III may issue. LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        Terms.    The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the price at which LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will issue the debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  in the case of debt securities issued by LyondellBasell, whether the payment of principal and interest on the debt securities is guaranteed and, if so, the terms of the guarantee;

  •
  whether LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will initially issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether and under what circumstances LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will pay any additional amounts with respect to the debt securities;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would require LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to redeem, purchase or repay the debt securities;

  •
  the denominations in which LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will issue the debt securities if other than $2,000 and integral multiples of $1,000;

  •
  if payments on the debt securities will be payable in foreign currency or currency units or another form and if payments will be payable by reference to any index or formula;

  •
  any provisions for additional tax amounts or redemption for changes in taxes;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus and whether such changes or additions are subject to covenant defeasance;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III or any other entity; and

  •
  any other terms of the debt securities which terms shall not adversely affect any prior series of debt securities.

        LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If these debt securities are sold, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If any of the debt securities are sold for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Limitation on Mergers and Consolidations.    The indentures generally permit a consolidation or merger involving LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III. They also permit LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of their assets. Each of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to LYB International Finance, LYB International Finance II and LYB International Finance III, LyondellBasell), or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of transactions, all or substantially all of its property and assets to any person (other than, with respect to LYB International Finance, LYB International Finance II and LYB International Finance III, LyondellBasell), unless

  •
  either (i) it is the continuing entity or (ii) the resulting entity is organized under the laws of the United States, any state in the United States, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece) and, in each case expressly assumes by a supplemental indenture the performance of its covenants and obligations under the applicable indenture and, in the case of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III as the issuer, the due and punctual payment on the debt securities or, in the case of LyondellBasell with respect to the debt securities of LYB International Finance, LYB International Finance II or LYB International Finance III or LYB International Finance, LYB International Finance II or LYB International Finance III with respect to the debt securities of LyondellBasell, the performance of the related guarantee; and

  •
  immediately after giving effect to such transaction or series of transactions, no default or event of default occurred and is continuing or would result therefrom.

        LyondellBasell is also permitted to sell, assign, transfer, lease, convey or otherwise dispose, in one or more related transactions, of assets constituting the capital stock or all or part of the assets of any subsidiary, division or line of business or group of such subsidiaries, divisions or lines of business ("disposed group") if such disposed group (i) generated Consolidated EBITDA that was less than 40% of the Consolidated EBITDA of LyondellBasell in (a) the most recently completed four quarters or fiscal year for which financial statements are required to be delivered pursuant to the indenture and (b) each of the last three completed fiscal years of LyondellBasell for which financial statements are required to be delivered pursuant to the indenture and (ii) has total assets with a value that is less than 40% of the total value of the consolidated assets of LyondellBasell and its subsidiaries, as determined in accordance with GAAP as of the last date of the latest period for which financial statements are required to be delivered pursuant to the indenture; provided that such disposition otherwise complies with the indenture.

        Upon any transaction of the type described in and effected in accordance with this covenant, the resulting entity will succeed to and be substituted for LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, and may exercise all of LyondellBasell's, LYB International Finance's, LYB International Finance II's or LYB International Finance III's rights and powers under the indentures and the debt securities with the same effect as if the resulting entity had been named as LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, in the indentures. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of LyondellBasell's, LYB International Finance's, LYB International Finance II's or LYB International Finance III's obligations and covenants under the applicable indenture and the debt securities, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will be relieved of all such obligations.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest or any additional amounts on any debt securities of that series for 30 days when due;

  •
  failure to pay principal of or any premium on any debt securities of that series when due;

  •
  failure to make or deposit any sinking fund payment for that series for 30 days when due;

  •
  failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than the events of default above or an agreement or covenant that has been included in the applicable indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  in the case of LYB International Finance, LYB International Finance II and LYB International Finance III debt securities, the related guarantee of LyondellBasell ceases to be in full force and effect with respect to the debt securities of such series (except as contemplated by the terms thereof) and such default continues for 10 days;

  •
  specified events involving bankruptcy, insolvency or reorganization of LyondellBasell and, with respect to LYB International Finance's, LYB International Finance II's or LYB International Finance III's debt securities, LyondellBasell, or LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable; and

  •
  any other event of default provided for that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the applicable indenture that are affected by that failure.

        A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of the applicable series of debt securities within 90 days after it becomes known to the trustee. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in any payment on the debt securities of such series, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in the case of the event of default described in the fourth bullet above, 25% in principal amount of all debt securities issued under the applicable indenture that are affected by the default, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs, the principal of and accrued and unpaid interest on all the debt securities issued under that indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (other than an event of default related to the non-payment of principal of or premium or interest on or any additional amounts) may in some cases rescind this accelerated payment requirement and its consequences.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the then outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, the trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of a series of debt securities unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under an indenture that are affected, voting as one class) generally may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

        Each indenture requires LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, to file each year with the trustee a written statement as to their compliance with the covenants contained in the indenture.

        Modification, Waiver and Meetings.    Each indenture may be amended or supplemented with the consent of the majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities of the relevant series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt securities;

  •
  reduce the principal of, any premium on or any mandatory sinking fund payment with respect to the debt securities or change their stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt securities may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt securities;

  •
  make payments on the debt securities payable in currency other than as originally stated in the debt securities;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt securities;

  •
  make any change in the percentage of principal amount of debt securities of the relevant series for a waiver of default or make any change in the provisions related to the rights of holders to receive payment or in these bullets regarding modification without the consent of holders;

  •
  waive a continuing default or event of default regarding any non-payment of principal of or premium or interest on or any additional amounts with respect to the debt securities; or

  •
  if applicable, make any change that materially and adversely affects the right to convert any debt security pursuant to its terms.

        Each indenture may be supplemented or amended or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of LyondellBasell's, LYB International Finance's, LYB International Finance II's or LYB International Finance III's obligations, as applicable, under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under that indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to provide any security for, or to add any guarantees of or obligors on, any series of debt securities or the related guarantees;

  •
  to conform to this description of debt securities or the description of the notes included in the prospectus supplement with respect to the debt securities of a particular series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under an indenture;

  •
  to add events of default with respect to any series of debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under an indenture in any material respect;

  •
  to amend or supplement an indenture to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable provisions of such indenture; and

  •
  to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the applicable indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any

  •
  default or event of default in any payment on any debt securities; or

  •
  compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        We, the trustee or the holders of at least 33 1/3% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series for the following purposes:

  •
  to give any notice to us or the trustee, or to give any directions to the trustee, or waive any default or event of default and its consequences or to take any other action authorized to be taken by the holders pursuant to the applicable indenture;

  •
  to remove the trustee and nominate a successor trustee;

  •
  to consent to the execution of an indenture or of indentures supplemental to an indenture; or

  •
  to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the debt securities of any one or more or all series, as the case may be, under any other provision of the applicable indenture or under applicable law.

        Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution will be the presence of persons holding or representing such debt securities of that series in an aggregate principal amount sufficient to take action upon the business for the transaction of which the meeting was called.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee under the indenture any combination of funds or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, either of the following will occur:

  •
  LyondellBasell and, with respect to the LYB International Finance, LYB International Finance II and LYB International Finance III indentures, LyondellBasell and LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will be discharged from its or their obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  LyondellBasell and, with respect to the LYB International Finance, LYB International Finance II and LYB International Finance III indentures, LyondellBasell and LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will no longer have any obligation to comply with the restrictive covenants applicable to that series of debt securities, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to pay principal, premium, interest and any additional amounts on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        Satisfaction and Discharge.    In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee and repayment to us of excess money or government securities, when:

  •
  either

  •
  all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

  •
  all outstanding debt securities of that series not delivered to the trustee for cancellation either:

  •
  have become due and payable,

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year; and

  •
  any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due has been deposited with the trustee; and

  •
  all other sums payable by LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III with respect to the debt securities of that series have been paid.

        Governing Law.    New York law will govern the indentures, the debt securities and the guarantees.

        Trustee.    Wells Fargo Bank, N.A. is the trustee under the LyondellBasell and LYB International Finance Indenture and will be the trustee under the LYB International Finance III Indenture. Wells Fargo Bank, N.A. serves as trustee or custodian relating to a number of series of debt obligations of LyondellBasell. Certain of Wells Fargo Bank, N.A.'s affiliates perform certain commercial banking services for us for which they receive customary fees. Deutsche Bank Trust Company Americas is the trustee under the LYB International Finance II Indenture. Certain of Deutsche Bank Trust Company Americas' affiliates perform certain commercial banking services for us for which they receive customary fees.

        Each indenture contains limitations on the right of the trustee, if it or any of its affiliates becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, it must eliminate that conflict or resign.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will affect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, initially designates, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agents.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At LyondellBasell's, LYB International Finance's, LYB International Finance II's or LYB International Finance III's option, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is, when used with respect to any place of payment or any other particular location referred to in the indenture or in the debt securities of any series, any day except a Saturday, Sunday or any other day on which commercial banks in such place of payment or other location are authorized or obligated by law or executive order to close.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, holders entitled to the money must look to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as the case may be, for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

        Ranking.    The debt securities will constitute senior debt of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, and will rank equally with all of the other series of debt securities issued under the applicable indenture and will rank senior to all series of subordinated securities issued by them and outstanding from time to time.

        Restrictive Covenants.    Each of the indentures contains restrictions on the activities of LyondellBasell and its subsidiaries for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description of the restrictive covenants the capitalized terms that we have defined below under "Glossary."

  Limitation on Liens

        Each indenture provides that LyondellBasell will not, nor will it permit any subsidiary to, create, incur, issue, assume or guarantee any Debt secured by a Lien of or upon any Principal Property or Capital Stock of any subsidiary that directly owns any Principal Property, whether such Principal Property or Capital Stock is owned as of the date of issuance of the applicable debt securities or thereafter acquired, without in any such case making or causing to be made effective provision (and LyondellBasell covenants that in any such case it shall make or cause to be made effective provision) whereby the debt securities (together with, if LyondellBasell shall so determine, any other Debt created, incurred, issued, assumed or guaranteed by LyondellBasell or any subsidiary then existing or thereafter created) shall be secured by such Lien equally and ratably with (or, at the option of LyondellBasell, prior to) such Debt, so long as such Debt shall be so secured. The foregoing restrictions will not, however, apply to Debt secured by Permitted Liens.

        In addition, LyondellBasell or any subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee Debt that would otherwise be subject to the foregoing restrictions, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restriction (other than any Debt secured by Liens permitted as described under clauses (1) through (7) of the definition of Permitted Liens) plus the aggregate amount of all Attributable Debt of LyondellBasell and any of its subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted pursuant to clauses (1) and (2) of the first sentence of the first paragraph under "—Limitation on Sale / Lease-Back Transactions", below does not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.

  Limitation on Sale / Lease-Back Transactions

        LyondellBasell will not, and will not permit any of its subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,

          (1)   LyondellBasell or such subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (1) or (6) of the definition of Permitted Liens, without equally and ratably securing the debt securities, to create, issue, assume or guarantee Debt secured by a Lien on such Principal Property; or

          (2)   LyondellBasell or such subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such Principal Property or (y) the fair market value (as determined by the Board of Directors of LyondellBasell) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Debt incurred or assumed by LyondellBasell or any subsidiary (other than indebtedness owned by LyondellBasell or any subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or

          (3)   the Attributable Debt of LyondellBasell and its subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (1) and (2) of this covenant, plus the aggregate principal amount of Debt secured by Liens then outstanding (not including any such Debt secured by Liens described in clauses (1) through (7) of the definition of Permitted Liens) which do not equally and ratably secure the debt securities (or secure debt securities on a basis that is prior to other Debt secured thereby) would not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.

  Glossary

        "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by LyondellBasell) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Capital Stock" means:

          (1)   in the case of a corporation, capital stock or shares;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

        "Consolidated EBITDA" means, for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of LyondellBasell and its subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.

        "Consolidated Net Tangible Assets" means the Total Assets of LyondellBasell and its subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of LyondellBasell and its subsidiaries), in each case calculated in accordance with GAAP, provided, that in the event that LyondellBasell or any of its subsidiaries assumes or acquires any assets in connection with the acquisition by LyondellBasell and its subsidiaries of another person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

        "Debt" means any indebtedness for borrowed money.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date with respect to a series of debt securities, LyondellBasell may irrevocably elect to apply International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in the indentures to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. LyondellBasell shall give notice of any such election to the trustee.

        "Issue Date" means, with respect to debt securities of a series, the first date on which the debt securities of such series are originally issued under the applicable indenture.

        "Lien" means any mortgage, security interest, pledge or lien.

        "Permitted Liens" means:

          (1)   Liens of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or Debt acquired by, LyondellBasell or any subsidiary (i) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or Debt upon the acquisition thereof by LyondellBasell or any subsidiary, or (ii) to secure any Debt issued, assumed or guaranteed by LyondellBasell or any subsidiary prior to, at the time of, or within one year after (A) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (B) in the case of shares of Capital Stock or Debt, the acquisition of such shares of Capital Stock or Debt, which Debt is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or Debt and, in the case of property, the cost of construction thereof or improvements thereon;

          (2)   Liens of or upon any property, shares of Capital Stock or Debt existing at the time of acquisition thereof by LyondellBasell or any subsidiary;

          (3)   Liens of or upon any property of a corporation existing at the time such corporation is merged with or into or consolidated with LyondellBasell or any subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to LyondellBasell or any subsidiary;

          (4)   Liens of or upon (A) any property of, or shares of Capital Stock or Debt of, a person existing at the time such person becomes a subsidiary or (B) any shares of Capital Stock or Debt of a joint venture;

          (5)   Liens to secure Debt of any subsidiary to LyondellBasell or to another subsidiary;

          (6)   Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or Debt subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings); and

          (7)   any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien existing on the Issue Date or any Lien referred to in the foregoing clauses (1) through (6), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or Debt which was subject to the Lien so extended, renewed or replaced.

        "Principal Property" means any single refinery, any single manufacturing plant or any single parcel of real estate, in each case owned by LyondellBasell or any of its subsidiaries, the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such refinery, manufacturing plant or parcel of real estate that, in the opinion of the Board of Directors of LyondellBasell, is not of material importance to the business conducted by LyondellBasell and its subsidiaries as a whole.

        "Sale and Lease-Back Transaction" means the leasing by LyondellBasell or any subsidiary of any Principal Property, whether owned on the Issue Date or acquired after such date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between LyondellBasell and any subsidiary or between subsidiaries), which Principal Property has been or is to be sold or transferred by LyondellBasell or such subsidiary to any party with the intention of taking back a lease of such Principal Property.

        "Total Assets" means the total consolidated assets of LyondellBasell and its subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date as shown on the most recent quarterly balance sheet of LyondellBasell, determined on a consolidated basis according to GAAP.

 DESCRIPTION OF GUARANTEES

  Guarantee of LYB International Finance, LYB International Finance II and LYB International Finance III Debt Securities

        LyondellBasell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance, LYB International Finance II and LYB International Finance III in respect of the debt securities issued by LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, in respect of such debt securities, the holder of the debt securities may institute legal proceedings directly against LyondellBasell to enforce the guarantees without first proceeding against LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable. The guarantees will rank equally with all of LyondellBasell's other unsecured and unsubordinated debt from time to time outstanding.

  Guarantee of LyondellBasell Debt Securities

        LYB International Finance, LYB International Finance II and LYB International Finance III may fully and unconditionally guarantee LyondellBasell's payment obligations under any series of debt securities issued by LyondellBasell. If a series of debt securities is so guaranteed, LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, will execute a separate guarantee agreement or a supplemental indenture as evidence of its guarantee. We will provide the specific terms of any such guarantee in the applicable prospectus supplement.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

        We or any selling securityholder may sell the securities from time to time:

  •
  through agents,

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  to or through underwriters,

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  through broker-dealers (acting as agent or principal),

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  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

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  through a combination of any such methods of sale, or

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  through any other methods described in a prospectus supplement.

        We will identify the specific plan of distribution, including any agents, underwriters, broker-dealers or direct purchasers and their compensation in the applicable prospectus supplement.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        The validity of the ordinary shares, warrants and units in respect of which this prospectus is being delivered will be passed on for us by our Dutch counsel, De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, as to certain matters of Dutch law. The validity of the debt securities and guarantees in respect of which this prospectus is being delivered will be passed on for us by our U.S. counsel, Latham & Watkins LLP, Houston, Texas.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the A. Schulman Inc. business the registrant acquired during 2018, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

€                    % Guaranteed notes due 20
€                    % Guaranteed notes due 20

Fully and Unconditionally Guaranteed by
LyondellBasell Industries N.V.

Preliminary Prospectus Supplement

Joint Book-Running Managers

Citigroup
Deutsche Bank

                        , 2019